Exhibit 99.1

21 b Street Burlington, MA 01803 Tel: (781) 273-2500 www.ebiconsulting.com

SENT VIA EMAIL TO: terrence.sinnott@roxfinancial.com;shachar.melman@roxfinancial.com ;david.ronn@roxfinancial.com

June 23, 2021

ROX Financial LP, Series AMZL of ROX Financial LP and ROX AMZL Oakley CA LLC (“ROX Financial LP”) 250 Greenwich Street

New York, NY 10007

Re:

Letter of Reliance

Acquisition Property Condition Report dated October 15, 2020

Seismic Report (Probable Maximum Loss) dated October 15, 2020

EBI Project Number 1320000381

Amazon Oakley, 6200 Bridgehead Road, Oakley, CA 94561(the “Subject Property”)

To Whom It May Concern:

On behalf of EnviroBusiness, Inc. (dba EBI Consulting, hereinafter “EBI”), I am pleased to provide this Letter of Reliance to ROX Financial LP regarding the above referenced reports for the Subject Property (the “Reports”).  Please note that the Mr. David Ronn from ROX Financial Inc. (“Original Client”) authorized this request.

Upon receipt of this letter, signed below by an authorized representative of the ROX Financial LP, EBI hereby agrees that ROX Financial LP is authorized to use and rely upon our prior reports listed above for purposes of a potential acquisition, subject to the same Special Terms and Conditions for for Third Party Due Diligence Services (the “Contract”) under which the Reports were completed for our Original Client, a copy of which is attached.  EBI’s liability and rights or remedies shall exist to the extent permitted under the Contract.  Without limiting the generality of the foregoing, EBI shall not incur any liability nor shall ROX Financial LP have any rights or remedies greater than the maximum allowable limits set forth under the Contract.  Additionally, reliance is subject to the same Conditions and Limitations listed in the Report and the following additional limitations:

•

No additional assessment or due diligence activities were completed in conjunction with this letter. As such, EBI’s recommendations and findings for the Subject Property are original to the date of the prior Reports as noted above and have not been updated.

•

As of the date of this letter, our Reports are 7 months old and conditions on the Subject Property may have changed and EBI’s opinions may have changed since our original site reconnaissance.  EBI makes no representation, express or implied, that the condition of the Subject Property on the date of this letter is the same or similar to the condition of the Subject Property as described in the Reports.

•

The original purpose of the Reports was to assist in the acquisition of the Subject Property described in the Reports, to determine Immediate Repairs including items that could be a component of the Subject Property sale price negotiations. The Acquisition Property Condition Report was completed in accordance with an acquisition scope, general conformance with the American Society for Testing and Materials (ASTM) Standard Guide for Property Condition Assessments:  Baseline Property Condition Assessment Process E 2018-15, and an equity scope of work, and are not intended for financing purposes.   The Seismic Report was completed in accordance with the ASTM Guide E2026-07 Standard Guide for Seismic Risk Assessments of Buildings and ASTM Guide E2557-07 Standard Practice for Probable Maximum Loss, Evaluations for Earthquake Due-Diligence Assessments, a “PML Assessment”.

•	This Reliance letter, and any rights or liabilities created under the aforementioned Contract, may not be assigned by ROX Financial LP without the express written permission of the EBI.

Please sign below and return this letter to me via email.  Regardless of whether EBI receives a copy of this letter countersigned by ROX Financial LP, by accepting draft and/or final copies of the Report and/or asserting reliance thereon, ROX Financial LP agrees to the terms, conditions and limitations set forth in this Reliance Letter.

EnviroBusinses, Inc.,	Authorization and acceptance of terms: ROX Financial LP
	/s/ Anthony Moro	06/23/21
By: Josh Simon	Signature	Date
Its: Senior Account Executive
Real Estate Services	Anthony Moro President, ROX Financial GP	LLC
EBI Consulting	Name	Title

ENVIROBUSINESS, INC. LOCATIONS  |  ATLANTA, GA  |  BALTIMORE, MD  |  BURLINGTON, MA (HQ) |  CHICAGO, IL

DALLAS, TX  |  DENVER, CO  |  HOUSTON, TX  |  LOS ANGELES, CA  |  MAHWAH, NJ  |  NEW YORK, NY  |  PHOENIX, AZ   PORTLAND, OR  |   SAN FRANCISCO, CA  |  SEATTLE, WA  |  YORK, PA

6/23/2021
ROX Financial LP	Reliance Letter for 4000 Wilbur Avenue, Oakley, CA, APCR, Seismic

Special Terms and Conditions for Third Party Due Diligence Services

The Client and EnviroBusiness, Inc. (Dba EBI Consulting, hereinafter “EBI”) hereby agree as follows:

1. CONTRACT - The Contract is the Proposal and Contract document that is signed and dated by EnviroBusiness Inc. (“EBI,” “we” or “us”) and Klein Enterprises, the “Client,” (“Client,” “you” or “your”) including these Special Terms and Conditions for Third Party Due Diligence Services which are appended and incorporated by reference.  The Client is defined as the individual and/or entity that signs the Proposal and Contract.

2. SPECIAL TERMS AND CONDITIONS - These "Special Terms & Conditions for Third Party Due Diligence Services" are an integral part of the Proposal and Contract and shall remain in effect during and after the completion or termination of EBI’s services and shall control all conflicting terms or conditions unless EBI agrees otherwise in writing.  EBI retains the right to attach this Proposal and Contract and/or these "Special Terms and Conditions for Third Party Due Diligence Services" to the Environmental Site Assessment & Zoning Report, and any other additional service Specialty Assessment Reports or Environmental Site Assessment selected by Client, as an exhibit, and Client agrees that this Proposal and Contract is considered a part of the Draft or Final Environmental Site Assessment & Zoning Report.

3. COMPENSATION FOR SERVICES AND PAYMENT TERMS - The Client agrees to pay EBI in accordance with the payment terms provided in the Contract.  Invoices will be submitted upon submittal of the draft report described in the Proposal.  Invoices are due and payable upon receipt.  If payments are not made as agreed, the Client agrees to pay reasonable collection costs and a handling charge of one and one-half percent (1 1/2%) per month.  Subconsultant’s work will be invoiced at cost plus 15%.

4. PURPOSE - Client has requested the preparation of this Environmental Site Assessment & Zoning Report, and other possible selected scopes of work indicated above, for the purpose of providing an opinion regarding the general condition of the Subject Property’s as of the date of the site survey.

5. RIGHT OF ENTRY - The Client agrees to furnish EBI with the right-of-entry on the land and into any structures or represents and warrants, if the site is not owned by the Client, that permission has been granted to make site reconnaissance and observations pursuant to the scope of services in the Contract.  Client will make all reasonable efforts to secure permission (and any permits) necessary to allow EBI free access to the Subject Property.

EBI will take reasonable precautions to minimize damage to the land and structures from activities related to its services but has not included in the fee the cost for restoration of damage that may result from EBI's operations, unless specifically stated in the Contract.

6. STANDARD OF CARE - EBI's services will be performed in accordance with generally accepted practices of members of the same profession providing similar services at the same time, in the same locale, and under like circumstances.  The Consultant makes no other representations or warranties, whether express or implied, with respect to the services rendered hereunder.

7. INSURANCE - EBI is protected by Worker's Compensation Insurance and General Commercial Liability Insurance.  EBI will furnish certification upon written request.  The Client agrees that EBI will not be liable or responsible to the Client for any loss, damage, or liability beyond the amounts, limits, exclusions, and conditions of such insurance.

8. PROFESSIONAL LIABILITY - In recognition of the limited fees associated with this Proposal and Contract, the Client agrees to limit EBI’s professional liability to the cost of the reports, or a maximum of $50,000, whichever is less, and subject to the terms and conditions of EBI’s professional liability insurance policy.  Client agrees that to the fullest extent permitted by law, EBI shall not be liable to Client for any special, indirect or consequential damages whatsoever, whether caused by EBI’s negligence, errors, omissions, strict liability, breach of contract, breach of warranty or other cause or causes whatsoever.  EBI assumes no liability whatsoever for deliverables or reports that are submitted in only draft form.  EBI’s reports, findings, recommendations or conclusions are valid for a period of a maximum of one (1) year, or until such time, whichever is less, that the Subject Property or its components has been modified to a different condition than that observed and reported within the reports covered under this Proposal and Contract.  After this time EBI and Client agree that sufficient time has elapsed such that the Client has had significant control over the Subject Property, and all EBI liability is released.

9. CONSULTING SERVICES DO NOT CONSTITUTE THE PRACTICE OF ARCHITECTURE OR ENGINEERING - This Proposal and Contract to perform the consulting services described above in each of the selected services Scopes of Work does not constitute the professional practice of architecture or engineering, regardless of whether EBI is licensed or registered in any state to practice architecture or engineering, and EBI shall not be required to provide any professional architecture or engineering services in completion of this Proposal and Contract.

10. WORK PRODUCT - All reports, drawings, field data and notes, laboratory test data, calculations, estimates, photographs, video and other documents that EBI prepares as instruments of service as part of this Proposal and Contract shall remain EBI's property (collectively, “Work Product”).  The Client agrees that EBI's services are on behalf of and for the exclusive use of the Client and that Work Product furnished to the Client or its agents shall be utilized solely for this project.  Any use of Work Product video for purposes other than as set forth in the Proposal or any editing of the Work Product video in whole or in party without the prior written approval of EBI is strictly prohibited.  Client shall indemnify and hold harmless EBI, its officers, directors, employees and subconsultants (collectively, EBI) against any damages, liabilities, including reasonable attorneys’ fees and defense costs, arising from or alleging arising from or in any way connected with the unauthorized use of EBI’s Work Product by the Client or any person or entity that acquires or obtains EBI’s instruments of service from or through the Client without the written authorization of EBI. EBI will retain the Work Product for a period of one (1) year following submission of our report or other documents.  EBI’s reports, findings, recommendations or conclusions are valid for a period of a maximum of one (1) year, or until such time as the Subject Property or its components has been modified to a different condition than that observed and reported within the Reports covered under this Proposal and Contract.

The Client agrees to indemnify and hold harmless EBI, its officers, directors, employees, and subconsultants against all damages, liabilities, or costs, including reasonable attorneys' fees and defense costs, arising from any changes made by anyone other than EBI or from any reuse of the electronic files provided to Client without prior written consent of EBI.

11. PUBLIC RESPONSIBILITY - The Client acknowledges that the Client or the Subject Property Owner, as the case may be, is now and shall remain in control of the Subject Property for all purposes at all times.  Except as required by law, EBI does not undertake to report to any federal, state, county, or local public agencies having jurisdiction over the subject matter any conditions existing at the Subject Property from time to time that may present a potential danger to public health, safety, or the environment.  The Client agrees to notify each appropriate federal, state, county, and local public agency, as they each may require, of the existence of any condition at the Subject Property that may present a potential danger to public health, safety, or the environment.

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ROX Financial LP	Reliance Letter for 4000 Wilbur Avenue, Oakley, CA, APCR, Seismic

Notwithstanding the provisions of the foregoing, EBI will comply with subpoenas, judicial orders or government directives, and federal, state, county and local laws, regulations and ordinances regarding the reporting to the appropriate public agencies of findings with respect to potential dangers to public health, safety, or the environment.  EBI shall have no liability or responsibility to the Client or to any other person or entity for reports or disclosures made in accordance with such statutory or other lawful requirements.  The Client shall defend, indemnify, and hold EBI harmless from and against any and all claims, demands, liabilities and expense, including reasonable attorneys' fees incurred by EBI and arising directly or indirectly out of EBI's reporting such information under a bona fide belief or upon advice of counsel that such reporting or disclosure is required by law.  If EBI is not a party to the proceedings and is required to comply with a subpoena request or other judicial command to produce documents or to provide testimony, Client agrees to compensate EBI for the actual expenses EBI incurs in responding to the subpoena or judicial command and for providing testimony, including attorneys' fees that EBI incurs.  EBI will be compensated at the then prevailing hourly rates of personnel responding to the subpoena or judicial command for documents and testimony.

12. SURVEY PROCESS - Client understands and agrees that the information reported will be obtained during a single site visit conducting representative observations through a visual site survey of areas readily observable, easily accessible or made accessible by the Subject Property Site Contact, interviews with owners, agents, occupants, sources deemed reliable, or other appropriate persons involved with the site or Subject Property and data and information provided by contractors, service vendors or sub-consultants.  Municipal information will be obtained through file reviews of reasonably ascertainable standard record sources, and interviews with readily available authorities having jurisdiction over the Subject Property.

The site survey component for the completion of the Environmental Site Assessment & Zoning Report consists of a “walk-through” survey.  It is not the goal of the survey to be technically exhaustive, or to identify every existing physical deficiency.  In addition, there may be physical deficiencies that may not be readily observable or easily accessible for discovery, or from which EBI could be intentionally misdirected, or could be unobserved.  The completion of the survey will be based upon the concept of conducting representative observations.  Not all reoccurring components, equipment, areas, or building systems will be surveyed; only a representative observation of such areas or systems as defined in this Proposal and Contract.  EBI’s representative observations gathered during the site survey will be extrapolated from to form the overall opinions of the Subject Property's physical condition and the opinions of costs to remedy the observed physical deficiencies.  EBI will use terms describing conditions of the various site, building, and system components which will be defined in the Environmental Site Assessment & Zoning Report.  It should be noted that a term applied to an overall system does not preclude that a part or a section of the system or component may be in a different condition.

The Client acknowledges that EBI may rely on certain information provided by state and local officials or other public or private entities, contained in the files of agencies, or within reports prepared by others, which may have been provided to EBI.  While there may be some overlap in the information provided by these sources, EBI will not independently verify the accuracy or completeness of all information reviewed or received, unless specifically requested and defined within the scope of work.

Findings, conclusions and recommendations included in the report will be based on our visual observations in the field, the municipal information reasonably obtained, information provided by the Client, by agents of the site owner, and/or a review of readily available and supplied drawings and documents.  No disassembly of systems or building components or physical or invasive testing will be performed unless specifically defined and ordered within the scope of work.  EBI will render no opinion as to the site or Subject Property condition at un-surveyed and/or inaccessible portions of the site or Subject Property.  EBI will rely completely on the information, whether written, graphic or verbal, provided by the Subject Property Site Contact or as shown on any documents received or reviewed from the Subject Property Site Contact, owner or agent, or municipal source, and assumes that information to be true and correct.

The observations in the report will be valid as of the date of the survey.  The report will speak only as of its date, in the absence of a specific written update of the report, signed and delivered by EBI.

13. SURVEY PROCESS RESTRICTIONS - EBI's assessor(s) will not utilize protective clothing or equipment and will not enter attics, crawl spaces, or restricted areas that may pose a health or safety risk in the assessor(s) opinion.  Restricted areas, if present and based on representative observations, will be observed from points of entry, if readily accessible.  EBI’s assessor will not transport a ladder to the Subject Property.  EBI will not survey the condition of above ceilings areas, or plenums (these areas are considered hidden, concealed, and/or not readily accessible); fixtures or appurtenances attached to ceilings or high wall surfaces; or flat or pitched roofs and upper sidewall surfaces that require the use of a ladder to gain access to same.  A health and safety code compliance survey of areas or systems such food preparation, swimming pools, hot tubs or whirlpools, health club areas, etc., unless specifically included in the scope of work, are excluded from the scope of work.  Tenant installed or maintained improvements, specialty fixtures and/or equipment, inclusive of HVAC equipment, unless specifically included in the scope of work, are excluded from the scope of work.  The survey will not include a determination if the as-built conditions comply with any construction drawings.  Any drawings reviewed by EBI are for the limited purpose of EBI to becoming generally familiar with the Subject Property.

14. ADDITIONAL DUE DILIGENCE - Client understands and agrees that there are varying levels of surveys and due diligence that can be completed that are more or less comprehensive than the work proposed in this Proposal and Contract, and that may be appropriate to meet the Client’s goals.  The Client should consider their requirements, the purpose that the survey is to serve, and their risk tolerance level before selecting the level of due diligence to be completed by EBI.  A Environmental Site Assessment & Zoning Report is one of the tools the Client may use to ascertain the condition of the Subject Property but is by no means the only tool or assessment that Client can or should consider.  The level of survey and assessment completed during the completion of the Environmental Site Assessment & Zoning Report is commensurate with the fees paid and the time allocated to complete the site survey and report.  A Environmental Site Assessment & Zoning Report cannot wholly eliminate the uncertainty regarding the presence of physical deficiencies and/or the performance of the Subject Property’s building systems, and the preparation of the Environmental Site Assessment & Zoning Report is intended to reduce, but not eliminate, the uncertainty regarding the potential for a building component or system deficiency, and it is possible that not every physical deficiency will be observed.  In the completion of a Environmental Site Assessment & Zoning Report,  the Client  also recognizes the subjective nature of a EBI’s opinions as to such issues as current condition, quality of materials or components and/or original installation, and in estimating the remaining useful life of any given component or system.  In completion of a Environmental Site Assessment & Zoning Report the Client recognizes that EBI’s suggested remedy is determined under time and/or cost constraints, formed without the aid of engineering design or analysis, testing, exploratory probing, removal of materials, or other more technically comprehensive means.  The Client has the option of enhancing the due diligence to be completed by engaging EBI to add to its assessor(s) with System-Specific Consultants.  It is recommended that Client engage EBI to obtain separate surveys and analyses of systems and components of the Subject Property, depending on the Client’s risk tolerance and due diligence budget, including, but not limited to, roofing, mechanical, electrical, plumbing, (MEP), fire/life safety, facades, elevators and/or escalators, and parking garages. Additional areas of consideration for the Client include pest infestations and wood destroying insects, among others.  EBI is not liable to the Client for the presence of pest infestations and wood destroying insects that are not reasonably and practicably observable during the course of our visual assessment.

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ROX Financial LP	Reliance Letter for 4000 Wilbur Avenue, Oakley, CA, APCR, Seismic

The Client also has the option of increasing the percentage of representative observations to be conducted by the assessor.  Increasing the representative observations will enhance the level of due diligence exercised and increase the probability of discovering physical deficiencies.

15. SUSPENSION OF WORK - The Client may, at any time, by a ten (10) day written notice, suspend further work for EBI as such work is defined by this Proposal and Contract.  The Client shall remain fully liable for and shall promptly pay EBI the full amount for all services rendered by EBI to the date of suspension of services plus suspension charges.  Suspension charges shall include, but not be limited to, the cost of putting documents and analyses in order, personnel and equipment rescheduling or reassignment adjustments, and any and all other related costs and charges directly attributable to suspension.

If payment of invoices by the Client is not maintained on a thirty (30) day current basis, EBI may, by providing a five (5) day written notice to the Client, suspend further work and withhold Reports, documents and/or consultation until payments are restored to a current basis.  In the event EBI engages counsel to enforce overdue payments, the Client shall reimburse EBI for all reasonable attorney's fees and court costs related to enforcement of overdue payments.  The Client shall indemnify and save harmless EBI from any claim or liability resulting from suspension of the work due to non-current payments.

16. TERMINATION - Either party may terminate this Proposal and Contract for cause upon giving the other party not less than seven (7) calendar days written notice for any of the following reasons: substantial failure by the other party to perform in accordance with the terms of this Proposal and Contract and through no fault of the terminating party and/or material changes in the conditions under which this Proposal and Contract was entered into, the scope of services or the nature of the project or the failure of the parties to reach agreement on the compensation and schedule adjustments necessitated by such changes.

17. OTHER - This Proposal and Contract shall be deemed executed and delivered within the Commonwealth of Massachusetts and all rights and obligations of the parties under this Proposal and Contract, and any disputes hereunder, shall be governed by the law of the Commonwealth of Massachusetts.

18. DISPUTE RESOLUTION - Prior to the initiation of any legal proceedings, the parties to this Proposal and Contract agree to submit all claims, disputes or controversies arising out of or in relation to the interpretation, application or enforcement of this Proposal and Contract to non-binding mediation.  Such mediation shall be conducted under the auspices of the American Arbitration Association or such other mediation service or mediator upon which the parties agree.  The Party seeking to initiate mediation shall do so by submitting a formal, written request to the other party to this Proposal and Contract.  This section shall survive completion or termination of this Proposal and Contract, but under no circumstances shall either party call for mediation of any claim or dispute arising out of this Proposal and Contract after such period of time as would normally bar the initiation of legal proceedings to litigate such claim or dispute under the laws of the Commonwealth of Massachusetts.

19. DISPOSAL OF SAMPLE - If applicable, soil, rock, water, and/ or other samples obtained from the project site are the property of the Client.  EBI shall discard the samples 60 days after EBI's report has been submitted, unless other arrangements are provided in the Contract.  Should any of these samples be found to be contaminated by hazardous substances or suspected hazardous substances, it is the Client's responsibility to arrange and pay for lawful disposal.

a. In the event that samples collected by EBI or provided by Client or wastes generated as a result of Project site investigation activities contain or potentially contain substances or constituents which are or may be hazardous or detrimental to health, safety, or the environment as defined by federal, state, or local statutes, regulations, or ordinances, including but not limited to samples or wastes containing Hazardous Materials, said samples or wastes remain the property of the Client and the Client shall have responsibility for them as generator, whether or not they are the owner of the property from which the samples originated.  If set forth in the Proposal, EBI will, after completion of testing and at Client's expense, either (1) return said samples and waste to Client, or (2) using a manifest signed by Client as generator, have said samples and/or wastes transported to a location selected by Client for disposal.

b. Client agrees to pay directly all costs associated with the storage, transport, and disposal of said samples and/or wastes.  Unless otherwise agreed upon in the applicable Proposal, EBI shall not transport, handle, store or dispose of waste or samples or arrange or subcontract for waste or sample transport, handling, storage, or disposal.

c. Client recognizes and agrees that EBI is working as a bailee and at no time assumes title to said waste or samples or any responsibility as generator of said waste or samples.

d. Client agrees that if a roof core is requested, EBI is not liable for any impacts on the roof warranty or any resulting damage from the roof core.  EBI and its subcontractors conducting the roof core will conduct the roof core and repair in accordance with generally accepted practices of members of the same profession providing similar services at the same time, in the same locale, and under like circumstances.  EBI makes no warranty, express or implied, with respect to the roof core or repair.

20. INDEMNIFICATION FOR HAZARDOUS MATERIALS - The Client agrees that EBI is not commenting, observing, or quantifying hazardous materials or hazardous conditions in any manner under this scope of work.  The Client agrees that EBI has not contributed to the presence of hazardous wastes, oils, asbestos or other hazardous materials that may exist or be discovered in the future at the site and that EBI does not assume any liability for the known or unknown presence of such materials.

Therefore, the Client shall defend, indemnify, and hold harmless EBI, its consultants, subcontractors, agents, and employees from and against all claims, damages, losses, and expenses including defense costs and lawyer's fees including those that result from the failure to detect or from the actual, alleged, or threatened discharge, dispersal, release, or escape of any solid, liquid, gaseous or thermal irritant, asbestos in any form, or contaminants including smoke, vapor, soot, fumes, acids, alkalis, chemicals, waste, oil or other hazardous material.  The Client shall be liable under this paragraph for claims, damages, losses, and expenses including defense costs and attorney's fees.

21. ENTIRETY - The Environmental Site Assessment & Zoning Report and any other Specialty Assessment Reports are homogeneous, and to be used in its/their entirety, which is inclusive by reference to this Proposal and Contract and limiting conditions under which it was prepared.

22. MODIFICATION OF PROPOSAL AND CONTRACT - This Proposal and Contract is the offer from EBI to perform the consulting services described above in each of the selected services Scopes of Work.  This Proposal and Contract supersedes any prior written proposals, verbal instructions, or negotiations not specifically included herein and are conditional upon the Client's acceptance of these "Special Terms and Conditions for Third Party Due Diligence Services.”  This Proposal and Contract may only be modified in writing when signed by both parties.

23. FORCE MAJEURE- A delay in or failure of performance of either party hereto shall not constitute default hereunder or give rise to any claim for damages if and to the extent such delay or failure is caused by occurrences beyond the control of the party affected, including but not limited to:  acts of God or the public enemy; compliance with any order, action, or request of a governmental authority affecting to a degree, not presently existing, the supply, availability, or use

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ROX Financial LP	Reliance Letter for 4000 Wilbur Avenue, Oakley, CA, APCR, Seismic

of information, materials or labor; declarations or decisions of public authorities or other public regulations concerning a federal, state or local emergency; acts of war; public disorders; rebellion or sabotage; floods, lightning, fire, natural disaster or pandemic; riots; strikes; labor or employment difficulties whether direct or indirect; general scarcity of transport, goods, or energy; or any causes, whether or not the class or kind of those specifically named above, not within the control of the party affected and which, by the exercise of a reasonable diligence, said party is unable to prevent.

A party which is prevented from performing, for any reason, shall promptly notify the other party in writing of the cause for such non-performance and within a reasonable time set forth the anticipated extent of the delay.  Should either party’s performance hereunder be delayed beyond the control of or without the fault or negligence of such party, the parties to this Contract shall confer to reach an agreement on the conditions upon which the work shall be continued, or otherwise terminated.           Revised 4.17.20.MMcC

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Acquisition Property Condition Report

Prepared for: ROX Financial Inc. 250 Greenwich Street New York, NY 10007

Amazon – Oakley 4000 Wilbur Avenue Oakley, California EBI Project No. 1320000381 October 15, 2020

21 b Street Burlington, MA 01803 Tel: (781) 273-2500 Fax: (781) 273-3311 www.ebiconsulting.com

October 15, 2020

Mr. Shachar Melman ROX

Financial Inc.

250 Greenwich Street

New York, NY 10007

Subject:	Acquisition Property Condition Report, Amazon – Oakley 4000 Wilbur Avenue, Oakley, California EBI Project #1320000381

Dear Mr. Melman:

Attached please find our Acquisition Property Condition Report, (the Report) for the above-mentioned asset (the Subject Property). During the property survey and research, our property surveyor met with agents representing the Subject Property, or agents of the owner, and reviewed the property and its history. The Report was completed according to the terms and conditions authorized by you. The gathering of data and information for this Report has been completed in general conformance with ASTM E 2018 – 15.

The exclusive purpose of the Report is to observe the general physical condition and maintenance status of the property, to suggest repair or maintenance items considered customary for the property to continue in its current operation compared to properties of similar age and condition, and to assist ROX Financial, Inc. in its Due Diligence effort in evaluating the Property.

This Report was performed utilizing methods and procedures consistent with established commercial practices and in conformance with industry standards. The suggestions represent EBI’s opinion based on written, graphic or verbal information, the property condition and data available to us at the time of the survey. Factual information regarding operations, conditions or data provided by the Client, occupants, owner or their representative has been assumed to be correct and complete.

The Report speaks only as of its date in the absence of a specific written update of the Report signed and delivered by EBI Consulting.

EBI is an independent contractor, not an employee of either party to this transaction, and its compensation was not based on the findings or recommendations made in the Report or on the closing of any business transaction.

Thank you for the opportunity to prepare this Report and assist you with this project. Please call us if you have any questions or if we may be of further assistance.

Respectfully Submitted,

For David Candy, P.E.	Dennis L. Davis	918.924.1642
Author/Project Engineer	Reviewer/Acquisition Services, National Program Director
	ddavis@ebiconsulting.com

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

TABLE OF CONTENTS

Executive Summary Table	Exhibit A
EXECUTIVE SUMMARY	5
1.0 PURPOSE & LIMITATIONS	15
2.0 SITE	17
2.1 Topography & Drainage	17
2.2 Landscaping & Site Improvements	18
2.3 Pavement and Parking	22
2.4 Site Amenities	25
2.5 Utilities	26
3.0 STRUCTURE	28
3.1 General Information	28
3.2 Substructure	28
3.3 Superstructure	30
4.0 BUILDING ENVELOPE	32
4.1 Roofing	32
4.2 Façades	35
4.3 Windows and Doors	37
5.0 BUILDING INTERIORS	39
5.1 Basements, Attics, & Penthouses	39
5.2 Interior Finishes & Components	40
6.0 ACCESSIBILITY	43
7.0 BUILDING SYSTEMS	46
7.1 Plumbing	46
7.2 HVAC	48
7.3 Electrical	52
7.4 Building & Site Fire & Life Safety.	55
7.5 Elevators and Conveying Systems	58
8.0 MUNICIPAL RESEARCH	59
8.1 Municipal Information & Zoning	59
8.2 Building & Planning Department	60
8.3 Fire Department	61
9.0 HAZARDS	62
9.1 Natural Hazards	62
9.2 Suspect Mold and Moisture	64
10.0 REFERENCES	65
10.1Contacts	65
10.2Pertinent Information Provided or Obtained	65
10.3 Subject Property Drawings Reviewed	66
APPENDIX A - FIGURES, DRAWINGS, AND PLANS
APPENDIX B - OTHER RELEVANT DOCUMENTS
APPENDIX C - PROFESSIONAL QUALIFICATIONS

E X E C U T I V E    S U M M A R Y   T A B L E

Property Name: Amazon - Oakley		Property Type: Industrial
Address: 4000 Wilbur Road		Property Age: 1
City and State: Oakley, California		No. of Units or Tenants: 1
Site Survey Date: October 12, 2020		Square Feet: 145,503
Report Date: October 15, 2020 EBI Project #: 1320000381		Analysis Term (Yrs.): 10
			Immediate	Short Term	Replacement
Section # Section Name			Repairs	Repairs	Reserves
2.0 SITE CONDITIONS
2.1	Site Features
2.2	Landscaping & Site Improvements
2.3	Pavement and Parking				$684,861
2.4	Site Amenities
2.5	Utilities
3.0 STRUCTURE
3.1	Substructure
3.2	Superstructure
4.0 BUILDING ENVELOPE
4.1	Roofing		$0
4.2	Facades				$114,851
4.3	Windows & Doors				$5,666
5.0 BUILDING INTERIORS
5.1	Basements/Attics/Penthouses
5.2	Interior Finishes & Components
6.0 ACCESSIBILITY
6.1	Accessibility Compliance
7.0 BUILDING SYSTEMS
7.1	Building Plumbing
7.2	HVAC
7.3	Building Electrical				$24,937
7.4	Building & Site Fire/Life Safety
7.5	Elevators & Conveying Systems
8.0 MUNICIPAL RESEARCH
8.1	Municipal Information & Zoning
8.2	Building & Planning Department
8.3	Fire Department
9.0 HAZARDS
9.1.1	Seismic
9.1.2	Flood Zone
9.1.3	Wind Zone
9.2	Suspect Mold and Moisture
		TOTALS:	$0	$0	$830,316
			Dollars	Dollars
			per sf/yr	per unit/yr
Present Value of Replacement Reserves Cost Estimate			$0.57	$83,032	$830,316
Inflated Value of Replacement Reserves Cost Estimate			$0.70	$101,858	$1,018,582
Immediate Repairs Cost Estimate			$0
Short Term Repairs Cost Estimate				$0
Total Deferred Maintenance Cost Estimate, After Multiplier			$0

Executive Summary Table

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

EXECUTIVE SUMMARY

PROPERTY DESCRIPTION

The Subject Property, known as Amazon - Oakley, is located in Oakley, California at 4000 Wilbur Avenue in Contra Costa County. The Property was reportedly constructed in 2019 - 2020; construction is ongoing and the building is not yet occupied by the leasing tenant. The Property consists of a one-story approximately 145,503-gross square foot1 single-tenant distribution warehouse industrial building on a 25.1-acre lot. The building is constructed slab-on-grade with no basement areas.

The Subject Property is improved with one rectangular-shaped single-story industrial distribution center warehouse building. The interior of the building is arranged with office, support areas and restrooms toward the front, and storage, receiving, shipping, and warehouse spaces toward the center and rear.

The office areas are finished with standard finishes of similar property use types. The warehouse portions of the building have clear heights of approximately 35 feet, and the structural bays are generally 50 feet by 50 feet in dimension. The building has 14 dock-high loading docks with 10 feet by 10 feet overhead door openings and doors on the south elevation and 6 drive-in docks with 12 feet by 14 feet overhead doors on the east elevation.

All interior spaces are tenant spaces.  There are no common areas or public accessible spaces.

The following table lists the various buildings at the Subject Property:

SUBJECT PROPERTY BUILDING SUMMARY
BUILDING NAME OR ADDRESS	NO. FLOORS	APPROX. DIMENSIONS	GROSS SQUARE FOOTAGE	NET RENTABLE SQUARE FOOTAGE	CONSTRUCTION / RENOVATION DATE	COMMENTS
Building #1	1	582 ft. x 250 ft.	145,503	-	2019 - 2020	Single-tenant industrial
APPROXIMATE. TOTAL			145,503	-

The building footprint consists of one rectangle with front office and support areas.  The main lobby and associates lobby are located on the north elevation.

[1]	Gross square footage obtained from the Owner’s representative.

5

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

The following table lists the various tenant types and unit mix at the Subject Property:

TENANT UNIT TYPES AND MIX
TYPE	APPROX. QUANTITY	VACANT UNITS	UNDEVELOPED UNITS	APPROX. LEASED AREA (SF)
Office	1	0	0	-
TENANT UNIT TYPES AND MIX
TYPE	APPROX. QUANTITY	VACANT UNITS	UNDEVELOPED UNITS	APPROX. LEASED AREA (SF)
Industrial Warehouse	1	0	0	-
Totals:	2	0	0	145,503

LOCATION

The Subject Property is located in the southeast quadrant of the intersection of Wilbur Road and Bridgehead Road.

The Subject Property is bounded on four sides and has approximately 498 feet of frontage along Wilbur Avenue and 315 feet in depth along Bridgehead Road.

Local surface arteries, Interstate, and state highway systems provide access to the property. The Subject Property is located approximately 0.14 miles east of Highway 160 and 1.95 miles north of Highway 4.

6

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Location Map

Four drives provide access to the Subject Property from the adjacent road frontages. The property is improved with asphalt-paved vehicle parking areas and drive lanes located along the east, west and south sides of the building, and with concrete-paved service, and loading areas. In addition, a canopy covered loading area is provided along the east side of the building allowing for loading of delivery trucks from the drive-in grade level docks with overhead doors on the east elevation.

The site is generally flat with only minor slopes around the building to accommodate site drainage.

Property use in the vicinity of the Subject Property is primarily characterized by industrial development.

According to the Contra Costa County Assessor’s Office, the Subject Property is currently owned by Diane Burgis. The Subject Property includes one rectangular-shaped parcel and one irregular shaped parcel

7

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

cumulatively totaling 25.1 acres of land. Contra Costa County Assessor records indicate that the Subject Property assessor parcel number is 037-020-018 and 037-020-019.

Contra Costa County Tax Assessor’s Map – Two Parcels (shown before building construction)

8

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

SITE OBSERVATION & OBSERVATION SUMMARY

David Candy of EBI surveyed the property on October 13, 2020 and was accompanied by, and interviewed, Associate – Investments, Mr. Terrance Sinnott, Rox Financial and Project Manager, Mr. Joel Schrenk, NorthPoint.  At the time of the survey, the weather was sunny and approximately 85° to 87º Fahrenheit. During the survey, representative areas of the site, tenant spaces, mechanical spaces, mechanical equipment and building components were observed.

Overall, the Subject Property appears to be newly constructed and in good condition with some deficiencies observed. This Report  recommends certain actions and repairs as Immediate Repairs, Short Term Repairs and Replacement Reserves. Please see Sections 2 to 8 of the report for a full description. Other, less significant issues are likely present and additional repairs may be necessary. Please see each specific report sections for details.

CAPITAL, MAINTENANCE & OWNER/TENANT RESPONSIBILITY

The Property lease structure is reportedly 100% triple net with the tenant reportedly responsible for all maintenance, upkeep and keeping in compliance the entire premises and improvements thereupon. The landlord reportedly has no maintenance responsibilities during their tenure. The following Immediate, Short-Term and Replacement Reserve Items noted in this Report and accompanying cost analysis tables are listed in the case of a lease default by the tenant during the analysis term.

The Subject Property has not achieved a LEED rating based on its construction and sustainability measures. Additional information is located at: http://www.usgbc.org/leed where the programs and points are further explained.

General day-to-day maintenance is reportedly handled by an as yet unknown number of full-time maintenance technicians per shift. The maintenance technicians will reportedly be qualified to handle general repairs. Repair and maintenance of specialty and large-scale equipment, i.e., central HVAC plant equipment, elevators, roofing, fire and smoke detection and alarm systems, etc., are subcontracted to outside vendors. The level and quality of on-site maintenance repairs reviewed while at the site were of good workmanship and materials. In general, the Subject Property appears to have been constructed within industry standards and has been well maintained.

9

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

IMMEDIATE REPAIRS AND REPLACEMENT RESERVES

Itemized Immediate and Short Term repairs, as well as Replacement Reserves are provided as part of this Report. The cost estimates shown on the tables are based on data obtained from the Owner for items already planned, quotes from contractors, EBI's in-house Acquisition database costs and our experience with costs and estimates for similar issues, property and building types, city cost indexes, and assumptions regarding future economic conditions. These projected costs are augmented by cost estimate resource documents such as the National Construction Estimator, Means Building Construction Cost Data, or Means Facilities Maintenance and Repair Cost Data Publications.

IMMEDIATE REPAIRS & SHORT TERM REPAIRS - TABLE 1

Each of the Immediate Repair items noted during the survey are listed on the following page on Table 1 and compiled on the Executive Summary Table. Items are grouped and cross-referenced by Report section. Immediate Repairs as may be identified during the survey are typically limited to life, safety, health, building code violation or building or property stabilization issues observed at a Subject Property.

Each of the Short Term Repair items noted during the survey are listed on the following page on Table 1 and compiled on the Executive Summary Table. Items are grouped and cross-referenced by Report section. Short Term Repairs as may be identified during the survey are typically repairs that are not life, safety, stabilization or code issues, but deferred maintenance or repairs necessary or of significant cost so to warrant them as a Short Term Repair, and/or that cannot be completed within a short timeframe due to the magnitude of the issue, the scope of work or weather.

REPLACEMENT RESERVES - TABLE 2

Each of the Replacement Reserve items noted during the survey are listed on the following pages on Table 2 and compiled on the Executive Summary Table. Items are grouped and cross-referenced by Report section. Routine or customary annual maintenance items are not reported or included in this Report unless otherwise noted.

10

Table 1 - Immediate and Short Term Repairs

		per square foot
Amazon - OakleySite Survey Date:	10/12/2020	Building Area:	145,503
4000 Wilbur RoadReport Date:	10/15/2020	Number of Units:	1
Oakley, CaliforniaProperty Type:	Industrial	Property Age:	1
EBI Project No. 1320000381Number of Buildings:	1	Analysis Term:	10
Number of Floors:	1

Table 1

Table 1 - Immediate and Short Term Repairs

per square foot

		per square foot
Amazon - OakleySite Survey Date:	10/12/2020	Building Area:	145,503
4000 Wilbur RoadReport Date:	10/15/2020	Number of Units:	1
Oakley, CaliforniaProperty Type:	Industrial	Property Age:	1

Table 1

TABLE 2 - REPLACEMENT RESERVES

Amazon - Oakley		Site Survey Date:					10/12/2020			Building Area:		145,503
4000 Wilbur Road		Report Date:					10/15/2020			Number of Units:		1
Oakley, California		Property Type:					Industrial			Property Age:		1
EBI Project No. 1320000381		Number of Buildings:					1			Analysis Term:		10	2021
		Number of Floors:					1
SECTION NUMBER	SECTION NAME	RECOMMENDED WORK	AVERAGE EFFECTIVE USEFUL LIFE	EFFECTIVE AGE	REMAINING USEFUL LIFE	TOTAL QUANTITY OVER TERM	APPROXIMATE QUANTITY PER YEAR	UNIT COST ( adjusted by location factor)	Markup for Contingency, Permits, Overhead/Profit, General Conditions, etc.	UNIT COST ( Including Markup)	UNIT DESCRIPTION	ESTIMATED COST PER YEAR			A n n u a l C o s t s								RECOMMENDED TOTAL OVER THE TERM
												2021		2022	2023	2024	2025	2026	2027	2028	2029	2030
												YEAR 1		YEAR 2	YEAR 3	YEAR 4	YEAR 5	YEAR 6	YEAR 7	YEAR 8	YEAR 9	YEAR 10
2.0	SITE CONDITIONS
2.1	Site Features	None	-						20.0%
2.2	Landscaping / Improvements	None	-						20.0%
2.3	Pavement/ Parking	Patching, crack sealing, sealing and striping of asphalt pavement	5		5	1,589,566	794,783	$0.36	20.0%	$0.43	per square foot	$342,431					342,431					342,431	$684,861
2.4	Amenities	None	-						20.0%
2.5	Utilities	None	-						20.0%
3.0	STRUCTURE
3.1	Substructure	None	-						20.0%
3.2	Superstructure	None	-						20.0%
4.0	BUILDING ENVELOPE
4.1	Roof	None							20.0%
4.2	Facades	Exterior painting	10		10	52,333	52,333	$1.83	20.0%	$2.19	per square foot	$114,851										114,851	$114,851
4.3	Windows and Doors	Renew/recaulk windows and doors	8		8	1,260	1,260	$3.75	20.0%	$4.50	per square foot	$5,666								5,666			$5,666
5.0 5.1	BUILDING INTE Bsmt/Attic	RIORS None	-						20.0%

5.2	Interior F & C	None	-						20.0%
6.0	ACCESSIBILITY
6.1	Accessibility	None	-						20.0%
7.0	BUILDING SYSTEMS
7.1	Plumbing	None	-						20.0%
7.2	HVAC	None	-						20.0%
7.3	Electric	Perform IR survey low-rise	3		3	3	1	$3,927.00	20.0%	$4,712.40	allowance	$4,712			4,712			4,712			4,712		$14,137

Table 2

7.3	Electric	Perform ground fault testing of the main switchgear	5	5	2	1	$4,500.00	20.0%	$5,400.00	allowance	$5,400					5,400					5,400	$10,800
7.4	F/L Safety	None	-					20.0%
7.5	Elevators	None	-					20.0%
8.0	MUNICIPAL RESEARCH
8.1	Municipal Information & Zoning	None	-					20.0%
8.2	Building & Planning	None	-					20.0%
8.3	Fire Department	None	-					20.0%
9.0	NATURAL HAZARDS
9.1.1	Seismic	None	-					20.0%
9.1.2	Flood Zone	None	-					20.0%
9.1.3	Wind Zone	None	-					20.0%
9.2	Suspect Mold & Moisture	None	-					20.0%
							ANNUAL RECOMMENDATIONS, UNINFLATED							4,712		347,831	4,712		5,666	4,712	462,682	$830,316
							INFLATION FACTOR, IN PERCENTAGE 1.030					100.00%	103.00%	106.09%	109.27%	112.55%	115.93%	119.41%	122.99%	126.68%	130.48%
							ANNUAL RECOMMENDATIONS, INFLATED @ 3.00% AFTER YEAR ONE							$4,999		$391,487	$5,463		$6,969	$5,970	$603,695	$1,018,582
Notes: 1.														PRESENT VALUE OF RECOMMENDED TOTAL ANNUAL RESERVES PER SF PER YEAR INFLATED VALUE OF RECOMMENDED TOTAL ANNUAL RESERVES PER SF PER YEAR								$0.57
																						$0.70

Table 2

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

1.0 PURPOSE & LIMITATIONS

The exclusive purpose of this Acquisition Property Condition Report (the Report) is to observe the general physical condition and maintenance status of the property, to suggest repair or maintenance items considered customary for the property to continue in its current operation compared to properties of similar age and condition, and to assist ROX Financial, Inc., in its Due Diligence effort in evaluating the Property. Amendments to EBI’s limitations as stated herein that may occur after issuance of the Report are considered to be included in this Report. EBI’s liability to a purchaser wishing to use this Report is limited to the cost of the Report. By accepting draft and final Reports, ROX Financial, Inc. agrees to these terms and limitations.

The information reported was obtained through sources deemed reliable, a visual site survey of areas readily observable, easily accessible or made accessible by the property contact and interviews with owners, agents, occupants, or other appropriate persons involved with the Subject Property. Municipal information was obtained through file reviews of reasonably ascertainable standard government record sources, and interviews with the authorities having jurisdiction over the property. Findings, conclusions and recommendations included in the Report are based on our visual observations in the field, the municipal information reasonably obtained, information provided by the Client, and/or a review of readily available and supplied drawings and documents. No disassembly of systems or building components or physical or invasive testing was performed. EBI renders no opinion as to the property condition at un-surveyed and/or inaccessible portions of the Subject Property. EBI relies completely on the information provided during the site survey or provided or obtained during the writing of the draft Report, whether written, graphic or verbal, provided by the property contact, owner or agent, or municipal source, or as shown on any documents reviewed or received from the property contact, owner or agent, or municipal source, and assumes that information to be true and correct. EBI assumes no responsibility for property information or prior reports withheld or not provided during preparation of the Report for any reason whatsoever. The observations in this Report are valid on the date of the survey. EBI uses the date of first occupancy to establish the Subject Property age.

The contents of the Report may not represent a detailed analysis by individual consultants of the Subject Property façades, roof, paving, mechanical, electric, plumbing, elevator, sprinkler, or fire and life safety systems depending on the scope of work selected by ROX Financial, Inc.. The extent of the physical survey for the production of this Report has been limited, by contract and agreed upon Scope of Work, (consistent with the guidelines of the ASTM E 2018 – 15 Scope of Work, as referenced below) to visual observations and a walk through of the property. Assumptions regarding the overall condition of the property have been developed based upon a survey of representative areas of the Subject Property. As such, no representation of all aspects of all areas or components is made.

Immediate Repairs as may be identified during the survey are typically limited to life, safety, health, building code violation or building or property stabilization issues observed at the Subject Property. Routine, normal or customary annual maintenance or preventative maintenance items are not reported or included in this Report.

Short Term Repairs as may be identified during the survey are typically repairs that are not life, safety, stabilization or code issues, but deferred maintenance or repairs necessary or of significant cost so to warrant them as a Short Term Repair, and/or that can’t be completed within a short timeframe due to the magnitude of the issue, the scope of work or weather.

This assessment is based on the evaluator’s opinion of the physical condition of the improvements and the estimated expected remaining useful life of those improvements, based on his observations in the field at the time of the survey, and the written or verbal information received. The conclusions presented are based on the evaluator’s professional judgment. The actual performance of individual components or systems may vary from a reasonably expected standard and may be affected by circumstances that are not readily ascertainable or viewable, or that occur after the date of the survey.

Where quantities cannot be determined from information provided or physical takeoffs, lump sum estimates or allowances are used. The costs shown are based on professional judgment and the apparent or actual extent of the observed defect, including the cost to design, procure, construct and manage the repair or replacement. Where property-unique or specialty equipment is present, EBI relies solely on data regarding maintenance and/or replacement costs provided by the designated site contact or on-site individuals with first-hand knowledge of the specific equipment.

EBI provides Pre-Survey Questionnaires for completion by the designated site or property contact, as provided by ROX Financial, Inc. or their agent. The information requested in the questionnaire assists in our research of the Subject Property to obtain pertinent property data, discover existing physical deficiencies, chronic problems, the extent of repairs, if any, and their costs, and pending repairs and improvements. If the completed Pre-Survey Questionnaire is not returned as of this Report, this is a limiting factor in our analysis. If the questionnaire is returned at a later date showing a material difference from information provided in the Report, we will forward the questionnaire to you under separate cover. If no response is received, or no material difference is noted in the questionnaire, our Report will not be modified.

EBI may not have been provided with roof design or installation details and may not have been provided with warranty information (see Section 3.4). EBI has relied on general industry performance of similar type roofs and general observations of the surface covering of the roof to determine if roof replacement is warranted during the analysis term. EBI is not responsible for roof failure that may occur earlier than estimated due to hidden conditions or defects that cannot be readily ascertainable by general observation.

EBI may not have been provided with façade reports and cannot opine on costs to repair façades of buildings five stories or more without receipt of current façade reports (see Section 3.3). EBI has relied on general industry performance of similar façade systems and general observations of the surfaces of the façades to determine if repair or replacement is warranted during the analysis term. EBI is not responsible for façade failures that may occur earlier than estimated due to hidden conditions or defects that cannot be readily ascertainable by general observation.

If the municipality in which the Subject Property is located has governing ordinances requiring façade studies, and a copy is not provided to EBI, this is a limiting factor in our assessment and analysis. Prudent property management will have had façade reports completed on their high-rise property, and if a copy of the report is not provided to EBI, this too, is a limiting factor in our assessment and analysis.

15

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

The gathering of data and information for this Report was completed in general conformance with ASTM E 2018 – 15 Standard Guide for Property Condition Assessment: Property Condition Assessment Process, and with the scope of services approved by the client.

The survey was conducted in a manner consistent with the level of care and skill ordinarily exercised by members of the profession, and in accordance with generally accepted practices of other consultants currently practicing in the same locality under similar conditions. The level of care and skill exercised is also commensurate with the fees charged for EBI’s services. No other representation, expressed or implied, and no warranty or guarantee is included or intended. The Report speaks only as of its date, in the absence of a specific written update of the Report, signed and delivered by EBI.

Limiting factors

Any additional information that becomes available after EBI’s survey and draft submission concerning the Subject Property should be provided to EBI so that EBI’s conclusions may be revised and modified, if necessary, at additional cost. This Report has been prepared in accordance with EBI’s Standard Conditions for Engagement, which is an integral part of this Report.

DEVIATIONS FROM THE GUIDE

EBI includes an analysis of estimated Replacement Reserves in this Report. EBI uses an approximate threshold of $1,000 in aggregate for reporting Short Term and Immediate Repair or Replacement Reserve items. Material life, safety, health, fire or building code violation or building or property stabilization issues observed at the Subject Property will be reported regardless of cost.

CONDITION

EBI uses terms describing conditions of the various site, building, and system components. The terms used are defined below. It should be observed that a term applied to an overall system does not preclude that a part or a section of the system or component may be in a different condition.

Excellent	The component or system is in new or like new condition and no deferred maintenance is recommended.
Good

The component or system is sound and performing its function, and/or scheduled maintenance can be accomplished through routine maintenance. It may show signs of normal aging or wear and tear and some remedial and routine maintenance or rehabilitation work may be necessary.

Fair

The component or system is performing at a capacity that is considered to be acceptably sufficient but may be obsolete or is approaching the end of its expected useful life. The component or system may exhibit evidence of deferred maintenance, previous repairs, or workmanship not in compliance with commonly accepted standards. Repair or replacement may be recommended in the near-term of the loan to prevent further deterioration, restore it to good condition, prevent premature failure, or to prolong its expected useful life.

Poor

The component or system has either failed or cannot be relied upon to continue performing its original function as a result of having exceeded its typical expected useful life, excessive deferred maintenance or state of disrepair. Present condition could contribute to, or cause, the deterioration of other adjoining elements or systems. Repair or replacement is recommended.

ABBREVIATIONS

EBI may use various abbreviations to describe various site, building or system components or legal descriptions. Not all abbreviations may be applicable to all Reports. The abbreviations most often utilized are defined below.

ACT	Acoustic Ceiling Tile	FOIA	Freedom Of Information Act
ABS	Acrylonitrile-Butadiene-Styrene	FRT	Fire retardant treated plywood
ADA	Americans with Disabilities Act	GFI	Ground Fault Interrupt (circuit)
AHU	Air Handling Unit	GWB	Gypsum Wall Board
APA	American Plywood Association	HCP	Handicapped Person
BTU	British Thermal Unit (a measurement of heat)	HID	High Intensity Discharge (lighting)
BTUH	British Thermal Units per Hour	HVAC	Heating, Ventilating and Air Conditioning
BUR	Built Up Roof	KW	Kilowatt
CFM	Cubic Feet per Minute	KVA	Kilovolt Ampere
CMU	Concrete Masonry Unit	MBH	Thousand BTUs per Hour
CPVC	Chlorinated Poly Vinyl Chloride	MDP	Main Distribution Panel
DWH	Domestic Water Heater	OSB	Oriented Strand Board
EIFS	Exterior Insulating Finishing System	PTAC	Packaged Terminal Air Conditioning (Unit)
EPDM	Ethylene Propylene Diene Monomer	PVC	Poly Vinyl Chloride
EUL	Expected Useful Life, Effective Useful Life	RTU	Roof Top Unit
FF&E	Furniture, Fixtures & Equipment	RUL	Remaining Useful Life
FCU	Fan Coil Unit	TPO	Thermoplastic polyolefin
HCP	Handicapped Person	SEER	Seasonal Energy Efficiency Rating
FEMA	Federal Emergency Management Agency	UBC	Uniform Building Code
FHA	Forced Hot Air	VAV	Variable Air Volume box
FHW	Forced Hot Water	VCT	Vinyl Composition Tile
FIRM	Flood Insurance Rate Map	VWC	Vinyl Wall Covering
FOIA	Freedom Of Information Act

16

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

2.0 SITE

2.1 TOPOGRAPHY & DRAINAGE

DESCRIPTION

The Subject Property is located at an elevation of approximately 20 feet above mean sea level (msl). The topography of the Subject Property is relatively flat with minor slopes to accommodate site drainage and slopes gently approximately 5 feet to the north. The Subject Property is located in a relatively flat area, and the general slope of the surrounding region is to the north (see Topo Map below).

Topographic Map

17

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Site is generally flat as seen on the east elevation of the building	Site is generally flat as seen on the west and north elevations of the building

OBSERVATIONS

No topography problems were reported or observed. Slopes pitching drainage away from the building appear to be adequate. Detriments or problems such as ground fractures, settlement areas, or evidence of erosion or chronically standing water were not observed. Slopes within parking areas appeared to be adequate for storm water control.

Building roof drains are internally plumbed and discharge into the drainage system with cast iron piping tied to the underground drainage.

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	None

Please see Table 1 for the recommended Short Term Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below:

•	None

2.2LANDSCAPING & SITE IMPROVEMENTS

DESCRIPTION

The property has sparse, new landscaping at the front of the site, the entrances to the property, around the building, and in islands throughout the parking areas. Landscaping includes deciduous trees, shrubs and ground cover.

An automatic irrigation system is present in the landscaped areas. Irrigation controllers are located in protective enclosures in utility rooms.

Monument signage is not provided.  Large façade signage is provided at the upper corners of the west facing facades identifying the tenant.

18

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Cast-in-place concrete sidewalks are provided for pedestrian traffic. The concrete sidewalks are assumed be approximately 4-inches in thickness and with steel reinforcement. One exterior stairway provides access into the building from the grade level loading area at the dock-high loading docks at the south end of the building.  The stairs are constructed of painted steel with painted steel railings.

Lighting is provided by pole-mounted fixtures with LED lamps on aluminum poles, approximately 24 feet in height and spaced around the site, parking areas, and along the main entrance drives.  Building-façade-mounted mounted flood light fixtures with LED lamps provide exterior building perimeter and service areas.  The canopy covered delivery van loading area along the east elevation of the building is lighted by surface mounted 4 feet LED 2-lamp equipped fixtures.

The Subject Property currently has no permanent perimeter fencing installed.  Currently there is security chain link fencing provided during the completion of construction.

The Subject Property has retaining walls constructed with pre-cast reinforced concrete at the south elevation at the ends of the dock-high loading dock area.

Typical landscaping at the north front building elevation	Typical landscaping and facade-mounted signage at the building entrance

19

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Façade signage is provided at the south west corner of the building	On set of stairs is provided at the south elevation dock-high loading docks to provide access into receiving dock areas

Pre-cast concrete retaining walls are provided at the ends of the dock-high loading docks to retain slopes	Typical exterior pole-mounted LED fixtures

20

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Typical exterior pole-mounted LED fixtures	East delivery van loading area canopy has two-lamp LED overhead surface mounted fixtures

Typical LED façade mounting lighting fixtures	Typical façade mounted fixtures at building entrances

OBSERVATIONS

The property landscaping appears to be in good condition.

The irrigation systems and controllers appears to be in good condition. Landscape maintenance is handled by an outside vendor as an operating expense and not included in the Costs of this Report.

The façade mounted signage is in good condition.

The sidewalks appear to be in good condition with no observed areas of deterioration or trip hazards.

The steel exterior stairs in the south loading dock area and accompanying railings appear to be in good condition.

The parking area lighting and exterior light fixtures appear to be in good condition.  Ongoing maintenance as part of the property’s maintenance program is recommended during the analysis term.

The temporary chain link security fencing surrounding the site is in good condition.

The concrete retaining walls appear to be in good overall condition.

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	None

Please see Table 1 for the recommended Short Term Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below:

•	None

21

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

2.3PAVEMENT AND PARKING

DESCRIPTION

According to management the property is improved with parking areas for 308 cars, including 8 accessible spaces, two of which are configured to be van-accessible with vertical signs indicating van-accessible.  In addition, there are 706 van parking spaces, 60 van staging spaces and 60 van loading spaces.  See Section 3.6 Americans with Disabilities Act Accessibility Guidelines (ADAAG) for additional accessible parking information for people with physical disabilities.

The property has parking areas for employee cars located west of the building.  Delivery van parking is provided to the south and east of the building and in the canopy covered van loading and staging areas on the east side of the building.

Four entry drives provide access to the Subject Property from the adjacent road frontages.

The parking areas have asphalt pavement, and the service and dock-high loading dock areas have concrete pavement aprons. The delivery van parking and loading areas have asphalt pavement.

The parking area have cast-in-place concrete curbing and precast concrete wheel stops. The dock-high loading area has adequate concrete aprons for truck ingress and egress.

Eight ADA compliant parking spaces with accessible path to building entrance	Vehicle parking along the west elevation

22

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Vehicle parking west of the building	Roadway from Bridgehead Road accessing the site from the west

Overview of west parking area	Roadway looking west with access drive off Bridgehead Road at the southwest corner of the site

Access drive off the site roadway from the southwest leading to the main parking areas west of the building,	Southwest site roadway continues to the dock-high loading docks at the south elevation

23

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Northeast corner of the building showing the loading docks on the south elevation and canopy and delivery van loading area east of the building	Canopy covered delivery van loading area east of the building

South elevation with 14 dock-high loading docks and exterior stairway up into the receiving area	Asphalt-paved delivery van loading area and roll-up doors

OBSERVATIONS

No problems were reported regarding the adequacy of the parking areas.  The asphalt paving, seal coating and striping were installed new in 2020.

The asphalt-paved areas are in good condition.

The parking area sealant and striping is in good condition, with indications of minimal wear.

Based on the observed condition of the parking and drive areas and the average effective useful life of pavement and pavement sealants and striping, patching, crack sealing, the application of sealants and striping of the parking and/or lane markings are recommended as Replacement Reserves during the analysis term.

The curbs are in good condition.

24

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

The curbs will be maintained at the property as part of operational expenses during the analysis term.

The control access gate system has not yet been installed.

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	None

Please see Table 1 for the recommended Short Term Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below:

•	Patching, crack sealing, sealing and striping of asphalt pavement

2.4SITE AMENITIES

DESCRIPTION

The Subject Property is provided with trash bins at two loading docks on the south elevation.  Trash bin enclosures were not observed.

The Subject Property is not enhanced with decorative water fountains or water features.

Outdoor break area bench with seating provided at the northwest corner of the building outside the indoor break area.

Trash bins are provided at two loading docks on the south elevation. It was unclear if this was a temporary situation during construction.	Outdoor break area bench with seating is provided at the northwest corner of the building outside the indoor break area

OBSERVATIONS

Outdoor break area bench with seating provided at the northwest corner of the building outside the indoor break area is in good condition.

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	None

25

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Please see Table 1 for the recommended Short Term Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below:

•	None

2.5UTILITIES

2.5.1Water & Sewer

DESCRIPTION

Diablo Water District provides water service to the Subject Property site. Iron House Sanitary District provides sewer service to the Subject Property site. The sewer is discharged by gravity into the municipal lines beneath the abutting streets.

2.5.2Gas/Oil

DESCRIPTION

Pacific Gas & Electric provides natural gas service to the Subject Property. No oil service is provided to the Subject Property.

Diesel fuel service is provided to the Subject Property. Various vendors deliver diesel to the Subject Property based on their market price. Diesel fuels the fire pump engine and is stored in a day tank associated with each generator.

2.5.3Electrical

DESCRIPTION

Pacific Gas & Electric provides electric service to the site. The service enters the property underground to a pad-mounted transformer feeding secondary runs to the main switchboard (MSB) and its main distribution panels (MDP’s). The utility reportedly owns and maintains the lines up to the transformer. The secondary feeds to the switchgear are the responsibility of the Subject Property owner.

2.5.4Storm Drainage

DESCRIPTION

The storm water flow from the site is directed by the site topography, resulting in sheet flow dispersal to curbs extending along the perimeter of parking area and the adjacent road frontages. The buildings’ internal roof drains are tied to catch basins and subgrade stormwater mains in the Subject Property parking areas. The parking lots are configured with slopes toward curbs, gutters, concrete swales, landscaped detention trenches and catch basins controlling storm water flow. The drainage system is the responsibility of the Subject Property owner.

26

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Pad-mounted electrical utility service transformer	Backflow preventer at domestic water service and meter in yard box

Landscaped stormwater detention trench along the front of the building with catch basin	Fire sprinkler system detector-check backflow assembly and fire department connections

OBSERVATIONS

There were no reported or observed problems with the Subject Property water, sewer, gas, electric, or storm water drainage connections, systems, sizes, or capacities. The utilities appear to be configured and operated in a manner consistent with their intended use, adequate for the use type, and appear to be in good condition.

There is one pad-mounted electrical transformer on site. The on-site contact stated that it is reportedly owned and maintained by the utility company.

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	None

Please see Table 1 for the recommended Short Term Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below:

•	None

27

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

3.0 STRUCTURE

3.1GENERAL INFORMATION

GEOTECHNICAL REPORT

A geotechnical report was not provided for review.

DESIGN SOIL BEARING PRESSURE

According to the structural drawings, the allowable design soil bearing pressure is 4,000 PSF.

DESIGN STRUCTURAL CRITERIA

Floor Live Load/ Partition Loading: 50 psf/20 psf

Roof/Snow Load:	20 psf / n/a

Seismic/Wind Criteria:	The project is designed in accordance with the requirements of Section 16 of the 2018 International Building Code (IBC).

Lateral Load Resisting System:

The lateral load-resisting system consists of the roof diaphragms of steel open-web joists, beams and girders with metal decking, transferring horizontal loads to perimeter pre-cast concrete tilt-up walls, which transfer the lateral loads to the foundations.

Design information was not obtained or provided to EBI for review at the time of the site survey.

3.2SUBSTRUCTURE

DESCRIPTION

The majority of the Subject Property substructure was not visible due to the surrounding grade. Construction documents were not available for our review. Based on our visual survey the property appears to have cast-in-place, reinforced concrete foundations supporting the exterior walls and load bearing interior walls and/or columns.

Concrete slabs-on-grade of underdetermined thickness are provided throughout the building. The design and construction of the foundation footings is intended to properly spread out the building’s vertical loads without exceeding the bearing capacity of the underlying soil.

The concrete floor slabs are typically reinforced with welded wire mesh or steel reinforcement bars or fiber mesh for added flexural strength and to minimize cracking. The concrete slabs are generally constructed over a compacted gravel or sand base and vapor barrier to aid in preventing water migration from the bearing soil to the slab.

28

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Typical interior column footing	Typical central lateral shear moment frame column footing

Perimeter pour-strip that ties exterior walls to the floor slabs	Perimeter pour-strip that ties exterior walls to the floor slabs

OBSERVATIONS

The majority of the Subject Property substructure was not visible due to the surrounding grade. The substructure appears to be sound and in good condition. No indications of problems with the substructure were reported or observed. Unless visible, EBI’s assessment of substructure condition is primarily based on obvious irregularities with the superstructures (including limited observations of exterior and interior construction and finishes) and the condition of the slab-on-grade when present. The condition of substructure hidden construction elements, or defects not readily observable, cannot be opined on, and is beyond the standard scope of work for this project.

Based on limited observations, the substructures appear to be in good overall condition and are performing as designed. No obvious indications of irregularities, including differential settlement, sloped floors, significant cracks, out of plumb building elevations, or other perceived movement, were reported or observed.

29

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	None

Please see Table 1 for the recommended Short Term Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below:

•	None

3.3SUPERSTRUCTURE

DESCRIPTION

Primary load-bearing members consist of structural tilt-up, precast concrete exterior wall panels, interior concrete and steel wide-flange columns with open-web steel girders supporting a roof system consisting of open-web steel roof joists supporting steel roof decking and rigid insulation. Typical column spacing is approximately 50 x 50 lineal feet on center. Lateral resistance is provided by a combination of roof diaphragms, and the exterior concrete tilt-up walls.

Typical roof structure at mid-span shear line wide-flange columns and expansion joint	Typical roof structure with concrete columns spaced 50’ x 50’ on-centers

Roof framing condition at exterior tilt-up panels	Roof framing condition at exterior tilt-up panels

30

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Building structure at office area window systems	Canopy framing over delivery van loading area on the east elevation of the building

OBSERVATIONS

The superstructures are partially obscured from view by interior and exterior finishes. Unless visible, EBI’s assessment of superstructure condition is predominantly based on obvious irregularities with exterior and interior construction and finishes. Concealed and/or obscured structural systems or connections were not viewed. The condition of the hidden structural defects, if any, or defects not readily observable from the viewing areas mentioned above, cannot be opined on, and is beyond the standard scope of work for this project.

Based on limited observations, the superstructures appear to be in good overall condition and appear to be performing as designed. No obvious indications of irregularities, including significant floor and/or roof deflections, significant cracks, noticeably out of plumb building elevations, or other perceived structural defects, were reported or observed.

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	None

Please see Table 1 for the recommended Short Term Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below:

•	None

31

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

4.0 BUILDING ENVELOPE

4.1ROOFING

DESCRIPTION

During the site survey, the roof was accessed through a roof hatch and surface-mounted ladder located in the fire pump room and representative areas of the roof were observed.  EBI was not provided with roof design or installation details and was not provided with warranty information. Reportedly a 10-year warranty is in place on the Subject Property roof.

The Subject Property has a low-slope fully-adhered, single-ply, 60 mil thick TPO-membrane roof.

Low-slope roof membranes terminates at vertical interfaces (equipment platforms, parapets and/or facades) with metal and membrane compatible flashings. Roof penetrations are flashed with metal flashing or TPO-membrane boots. The roof membrane extends up parapets walls and terminates under metal copings.

Roof slope and crickets direct rainwater to perimeter roof scuppers and downspouts.

Rooftop features include a dedicated roof hatch, curb-mounted HVAC units and equipment, perimeter parapet walls with metal coping, electrical conduit, traction pads, natural gas piping and exhaust penetrations.

Overview of roof looking south	Overview of roof looking south

32

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Typical expansion joint and membrane field	Typical roof membrane is newly installed however it is showing loose membrane in limited areas

Membrane at parapet wall shows some loose membrane and cap flashing	Roof hatch

33

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Typical HVAC unit and penetrations	Typical warehouse area gas-fired unit heater

Typical roof exhaust fan	TPO membrane flat roof over canopy over delivery van loading area along east side of building

OBSERVATIONS

In estimating the condition and effective useful life of roofs, EBI has relied on general industry performance of similar type roofs and general observations of the surface covering to determine if replacement is warranted during the analysis term.

The TPO roof appears to be in good condition. The roof is new and approximately 1 year old. Roofs of this type typically have an average effective useful life of approximately 20 years, depending on the property's location, material type and quality, quality of installation, roof maintenance and exposure, amount of roof traffic, and regional climatic conditions. The roof maintenance is covered under warranty. Based on the reported age, current condition, and expected useful life, replacement is not anticipated during the assessment term.

The TPO-membrane roof appear to be in good condition. The roof is approximately 1 year old.

Areas were noted where the roofing membrane appears to be loose evidenced by localized membrane buckling and ridges appearing in the flat roof field and on parapets.  Repairs should be made by the installing contractor under warranty.

Evidence of presumably active roof leaks in the form of stained ceiling tiles was not observed or reported.

The slope and drainage design of the building roof appeared to be generally adequate with the exception of minor ponding at roof drain scuppers.  These areas of ponding should be modified to provide positive drainage under warranty.

The roof hatch is accessed from an internal ladder in the fire pump room.

34

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Based on observed and reported conditions Immediate Repairs are recommended for repairing loose areas of membranes as part of warranty work by the installing contractor.

The parapet walls and metal coping were found to be in good overall condition.

The roof hatch has a small integral domed skylight providing daylighting on the ladder shaft below for safety.

An Immediate Repair Action Item is recommended to obtain copies of the manufacturer’s roof warranties.

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	Obtain copies of manufacturer’s roof warranty – Action Item
•	Repair areas of loose TPO membrane under warranty – Action Item Please see Table 1 for the recommended Short Term Repairs listed below:
•	None

Please see Table 2 – Replacement Reserves for the recommended items listed below:

•	None

4.2FAÇADES

DESCRIPTION

Primary exterior materials consist of painted concrete tilt-up panel walls with tinted dual-glazed storefront assemblies at entrances and office areas and tinted dual-glazed punched windows at office areas and upper window units.

The exterior of the building has unique attributes, with suspended steel canopies covering the entrances and a large canopy area over the east elevation over delivery van loading areas.  Horizontal reveals in the concrete panels allow variations in panel paint colors and patterns for architectural interest.

DESCRIPTION – MISCELLANEOUS ITEMS

A painted exterior steel framed stairway with handrails is provided in the south elevation dock-high loading dock area for access into the receiving area.

35

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Northwest corner elevation showing front office area facades and glazing	Close-up details of front office area glazing

Storefront assemblies at the front employee entrance to training center	Southwest corner elevation showing the west and south facades and south loading docks

Southeast corner elevation showing south façade loading dock area and the east façade and canopy over the east van loading area	Façade glazing details at front entrances

OBSERVATIONS

The estimate of the façade condition is based on limited observation of areas of the exterior walls and the age of the improvements. Façade observations for a multi-story building are limited primarily to exterior finishes of the lower levels of the façades and those portions of the upper façades observable from roof areas or adjacent buildings. This does not represent a comprehensive or in-depth façade survey. Therefore, observations in this Report cannot be the sole source of façade analysis. Concealed and/or obscured façade material attachment systems were not viewed. The condition of the facades’ hidden defects, if any, or defects not readily observable from the viewing areas mentioned above, cannot be opined on, and is beyond the standard scope of work for this assessment.

The observed areas of the façades appear to be in good overall condition.

36

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

The painted finishes appear to be in good condition.   Based on the observed condition and reported age of the Subject Property’s painted finishes on the facades and other exterior building components, and the average effective useful life of paint coatings, Replacement Reserves are recommended for exterior painting during the analysis term.

The observed polyurethane sealants along the control, expansion and panel joints appear to be in good condition overall.

Based on the reported age, current condition, and expected useful life, Replacement Reserves are recommended for sealant and control joint renewal during the analysis term.

OBSERVATIONS   – MISCELLANEOUS ITEMS

The exterior stairs and guardrails appear to be in good condition overall.

Exterior areas of the Subject Property building to which access was provided, and in which building elements were readily observable, were visually surveyed for the presence of wood destroying insects (WDI) or WDI activity. No observations were conducted within concealed locations (construction elements behind exterior or interior wall finishes, and other building components, etc.). No disassembly of systems or building components or physical or invasive testing was performed. EBI renders no opinion as to the property condition at un-surveyed and/or inaccessible portions of the Subject Property. During the visual survey of the Subject Property, evidence of WDI activity was not observed.

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	None

Please see Table 1 for the recommended Short Term Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below: •

•	Exterior painting

4.3WINDOWS AND DOORS

DESCRIPTION

Aluminum framed storefront assemblies and punched windows with dual-pane reflective glazing are located along the front north and partial east and west elevations of the building in the front office areas and entrance lobby areas.

The exterior doors consist of average-quality, commercial-grade, anodized aluminum, single-leaf and dual-leaf, aluminum and glass doors accessing the lobbies and office spaces at the building. Service doors are single-leaf painted hollow insulated metal units set in metal frames. The doors are furnished with standard hardware, and panic hardware was observed at emergency exit doors.

The south elevation receiving loading dock area has fourteen 10 feet by 10 feet dock-high loading docks with electrically-operated, painted, steel overhead sectional doors with dock levelers, dock seals and trailer restraints.  The east elevation delivery van loading area has six, 12 feet by 14 feet drive-in grade level dock doors with electrically-operated, painted, steel overhead roll-up doors.

37

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Office area windows and doors	Typical warehouse area painted steel service/egress door

Dock height loading bay – interior view	Dock height loading bay

East elevation delivery van loading area has 6 roll-up doors	East elevation delivery van loading area has 6 roll-up doors

38

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

OBSERVATIONS

Aside from normal wear, the observed doors appear to be in good condition. Door replacement is not anticipated during the assessment term.

The loading dock seals, bumpers and trailer restraints appear to be in good condition.

Based on the reported age, current condition, and expected useful life, replacement of dock seals, levelers and trailer restraints is not anticipated during the assessment term.

The observed windows appeared to be weather tight and in good overall condition.

Based on the reported age, current condition, and expected useful life, Replacement Reserves are recommended for sealant renewal around the windows and doors during the analysis term.

The observed storefront windows systems appeared to be weather tight and in good overall condition.

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	None

Please see Table 1 for the recommended Short Term Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below:

•	Renewal of the sealants around the windows and doors

5.0 BUILDING INTERIORS

5.1BASEMENTS, ATTICS, & PENTHOUSES

DESCRIPTION

The Subject Property has no basement, attic or penthouse spaces.

OBSERVATIONS

Not applicable.

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	None

Please see Table 1 for the recommended Short Term Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below:

•	None

39

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

5.2INTERIOR FINISHES & COMPONENTS

DESCRIPTION

The interior areas into which entry was made possible by the site contact are finished with average quality materials consistent with similar property use types. The finishes generally consist of the materials listed in the table below.

TYPICAL INTERIOR FINISHES
AREA OR ROOM	FLOOR	WALLS	CEILING
Lobby	Ceramic tile	Painted GWB	Suspended acoustic tile, painted GWB
Offices	Ceramic tile	Painted GWB	Suspended acoustic tile, painted GWB

Lunch Room	Ceramic tile	Painted GWB	Suspended acoustic tile
Restrooms	Ceramic tile	Ceramic tile, painted GWB	Painted GWB

Warehouse	Exposed concrete	Painted GWB, painted concrete panels	Exposed structure

There are no interior common areas at the Subject Property.

Office space interiors typically include ceramic tile floors, painted GWB and suspended acoustical tile ceiling on a T-bar two foot by four foot or two foot by two foot grid. Corridor walls have a painted GWB finish and doors have a stained wood finish.

Entrance lobby finishes and entry doors	Typical interior finishes

40

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Typical interior finishes	Typical interior finishes

Typical warehouse finishes	Typical warehouse finishes

Typical restroom finishes	Typical restroom finishes

41

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

OBSERVATIONS

The building is a single-tenant building.  There are no common areas. A representative sampling of the interior spaces were surveyed and comments regarding their condition are listed below.

The tenant spaces are in good condition.

Discussions with the site contact indicate that, according to the tenants’ lease terms, the tenant is responsible for interior repairs, refurbishment, and renovations. No other action is required at this time, and new tenant refurbishment is not calculated in this Report.

The restroom finishes were observed to be in good condition.

The warehouse restroom finishes were observed to be in good condition.

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	None

Please see Table 1 for the recommended Short Term Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below:

•	None

42

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

6.0 ACCESSIBILITY

DESCRIPTION

The Americans with Disabilities Act (ADA), Title III, 28 CFR Part 36, enacted July 26, 1990 and effective January 26, 1992, governs public accommodation and commercial properties. Title III of the ADA divides facilities into two basic categories: places of public accommodation and commercial facilities, with different obligations for each facility type. The provisions of Title III provide that persons with disabilities should have accommodations and access to public facilities that are equal, or similar, to those available to the general public. Assessment of any other Titles, or their provisions of the ADA, including those that govern employer and/or tenant responsibilities, is specifically excluded from this Scope of Work and Report. Since tenants and employers at properties are usually responsible for making their leased areas ADAAG-compliant, assessment for ADAAG compliance in these areas was not completed.

Regardless of a property’s age, these areas and facilities must be maintained and operated to comply with the Americans with Disabilities Act Accessibility Guidelines (ADAAG). Facilities initially occupied after the effective date are required to fully comply with the ADAAG. Existing facilities constructed prior to this date are held to the lesser standard of compliance as Title III calls for owners of buildings occupied prior to the effective date to expend “reasonable” sums, and make “reasonable efforts”, to make “practicable” or “readily achievable” modifications to remove barriers, unless said modification would create an undue financial burden on the property or is structurally infeasible. When renovating buildings occupied prior to the effective date, the area renovated, and the path of travel accessing the renovated area, must comply with the ADAAG. As an alternative, a reasonable accommodation pertaining to the deficiency must be made. The definitions of “reasonable,” “reasonable efforts,” “practicable.” and “readily achievable,” are site dependent and vary based on the owner's financial status.

Due to the unique nature of each property, the extent of analysis required, and the many variables of compliance with the ADAAG guidelines, the evaluation of costs for full ADAAG compliance is beyond the scope of this Report. A separate ADAAG Compliance Audit may be ordered and may reveal aspects of the property that are not in compliance.

For the purposes of this Report the survey is limited to visual observations of only a representative sample of areas readily observable or easily accessible, and to those areas set forth in EBI’s Modified Accessibility Compliance Checklist and Costs included in Appendix C of this Report. The survey is limited to identifying potential routine maintenance or renovation actions that can increase accessibility over time and may or may not, achieve full ADAAG compliance. Places of public accommodation at the Subject Property were visually observed for general compliance with the major requirements of the ADA, taking into consideration the current use of the property, its age and renovation history. No actual measurements were taken to verify compliance.

Questions concerning the ADA and the ADAAG may be addressed to the United States Department of Justice (USDOJ) ADA Hotline at (800) 514-0301 followed by touching “7” on the touch tone keypad.

Additional information is available online at the ADA.gov website.

43

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

ADA parking is in compliance	Restrooms are in compliance

Restrooms are in compliance	Restrooms are in compliance

Path of travel to entrance	Van-accessible parking signage

44

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Curb ramps and path-of-travel	Path-of-travel

OBSERVATIONS

Portions of the Subject Property fall into the public accommodation category.

The following areas of public accommodation are present at the Subject Property:

•	Lobby area
•	Public restrooms

Therefore, the Americans with Disabilities Act (ADA), Title III, 28 CFR Part 36, is applicable.

A visual review of the property, in conformance with EBI’s Modified Accessibility Compliance Checklist and Costs, concluded that the Subject Property is in general conformance with the ADAAG. No modifications or recommendations are made at this time.

RECOMMENDATIONS

Please see Table 1 for the recommended Short Term Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below:

•	None

45

LIMITED ACCESSIBILITY COMPLIANCE CHECKLIST AND COSTS
Facility Name: Amazon - Oakley		Legend:
Facility Address:	4000 Wilbur Road Oakley, California	ADA: Americans with Disabilities Design Standards
Property Age: 1 Years		FHA: Fair Housing Accessibility Design Manual

A. SCOPE OF THE ASSESSMENT
1.0 ADA - Parking and Exterior Accessible Routes		Yes	No	Not Applicable	Referenced Standard(s)	Description/Location of Deficiency	Recommended Corrective Action	Quantity	Unit Price	Units	Total Cost
1.1	Does there appear to be sufficient handicapped-accessible parking spaces with respect to the total number of reported spaces?	a			ADA 208.2
1.2	At least on in every six accessible spaces is required to be vanaccessible.	a			ADA 208.2.4
1.3	Are accessible car parking spaces 96 inches wide minimum? (Measure from the centerline of the markings.) (NOTE: In Florida accessible spaces must be 144 inches wide minimum)	a			ADA 502.2
1.4

Are accessible van parking spaces 132 inches wide minimum? (Exception:  Van parking spaces can be 96 inches wide minimum when the access aisle is 96 inches wide minimum.) (Measure from the centerline of the markings.)

		a			ADA 502.2
1.5

Are there access aisles adjacent to each accessible space, and if present, are they at least 60 inches wide?  (Two spaces may share an access aisle that is between them.  Exception:  Angled van accessible parking spaces must have the access aisle on the passenger side of the accessible space.)

		a			ADA 502.3
1.6	Do the access aisles adjoin an accessible route? (NOTE: Compliant curb ramps present at head of access aisle, or access aisles flush with sidwalks.)	a			ADA 502.3
1.7	Do the existing ADA spaces appear to be marked with the International Symbol of Accessibility on a vertically-mounted sign?	a			ADA 502.6
1.8	Do the existing van-accessible spaces appear to be marked with a sign reading “Van-Accessible”?	a			ADA 502.6
1.9	Is the bottom edge of the ISA sign at least 60 inches above the finish grade of the parking space? (NOTE: "VAN ACCESSIBLE" sign can be lower than 60 inches.)	a			ADA 502.6
1.10	Are the clear widths of the walking surface of the accessible routes 36 inches minimum?	a			ADA 403.5.1
1.11

Are accessible routes free from barriers, such as stairs, steps, or vertical changes greater than 1/4"? (NOTE:  a vertical change up to 1/2" is allowable if beveled with a slope no steeper than 1:2. This does not include ramps.)

		a			ADA 303.2, 303.3
1.12

Do all protruding objects located between 27 inches above the floor and 80 inches above the floor protrude no greater than 4 inches into the circulation path if they do not have protection via a guardrail or other barrier with a bottom edge 27 inches above

		a			ADA 307.2
1.113	Is the clear opening width of the accessible entrance door at least 32", between the face of the door and the stop, when door is open 90 degrees?	a			ADA 404.2.3
1.14	Is the door hardware on exterior access doors to areas of public accommodation operable with one hand and does not require tight grasping, pinching, or twisting of the wrist?	a			ADA 402.7
1.15	At accessible entrances, is the door threshold height less than 1/4 inch high for vertical thresholds, or less than 1/2 inch high with a beveled slope of < 1:2?	a			ADA 404.2, 303.2
1.16	Does the accessible route feature a stable, firm, and slip-resistant walking surface?	a			ADA 502.4
1.17	If not all entrances are accessible, is there a sign at the accessible entrance with the International Symbol of Accessibility?	a			ADA 216.6
1.18	Do all ramps on accessible pathways serving areas of public accommodation (including curb ramps) appear to have a slope not exceeding 1:12?	a			ADA 405.2

EBI Consulting	Accessibility Checklist and Costs

LIMITED ACCESSIBILITY COMPLIANCE CHECKLIST AND COSTS
Facility Name: Amazon - Oakley		Legend:
Facility Address:	4000 Wilbur Road Oakley, California	ADA: Americans with Disabilities Design Standards
Property Age: 1 Years		FHA: Fair Housing Accessibility Design Manual

1.19	Do depressed curb ramps on accessible pathways serving areas of public accommodation have flared sides with a slope not exceeding 1:10?	a	ADA 406.3
1.20	If a ramp has a rise higher than 6", are there handrails on both sides?	a	ADA 405.8
1.21	Does the width between railings for ramps on accessible pathways serving areas of public accommodation appear to be at least 36 inches?	a	ADA 405.5

1.22	Is there a level landing at least 60" x 60" at the top and bottom of each ramp run?	a			ADA 405.7
2.0 ADA - Interior Accessible Routes		Yes	No	Not Applicable	Referenced Standard(s)	Description/Location of Deficiency	Recommended Corrective Action	Quantity	Unit Price	Units	Total Cost
2.1	Are all accessible routes at least 36" wide (32" wide through doorways)?			a	ADA 403.5.1
2.2	Do floor surfaces appear to be firm, stable, and slip resistant ?			a	ADA 40.2, 302.1
2.3	If carpeting is present, is it securely fastened, with a maximum pile height of 1/2 inch?			a	ADA 302.2
2.4

Do all objects on circulation paths through public areas, e.g. fire extinguishers, drinking fountains, signs, etc, protrude no more than 4" into the path, or if object protrudes more than 4", is the bottom leading edge at 27 inches or lower above the floor, or 80 inches or higher above the floor?

				a	ADA 307.4
2.5	Is the door hardware on interior doors serving areas of public accommodation operable with one hand and does not require tight grasping, pinching, or twisting of the wrist?			a	ADA 404.2.7
2.6	Are the door threshold heights less than 1/4 inch high for vertical thresholds, or less than 1/2 inch high with a beveled slope of < 1:2?			a	ADA 404.2, 303.2
2.7	For elevators in areas of public accommodation only: Is the interior at least 54" deep by at least 36" wide?			a	ADA 407.4.1
2.8	For elevators in areas of public accommodation only: Are in-car controls no less than 15" and no greater than 48" above the floor, or up to 54 inches above the floor for a parallel approach?			a	ADA 408.4.6, 407.6.1
2.9	For elevators in areas of public accommodation only: Do elevator control buttons appear to be designated by both Braille and by raised standard alphabet characters (mounted to the left of the button)?			a	ADA 407.4.1.1, 703.2
2.10	For elevators in areas of public accommodation only: Are there audible signals which sound as the car passes or is about to stop at a floor?			a	ADA 407.4.8
2.11

For elevators in areas of public accommodation only: Is there a two-way emergency communication system within the elevator cab that is push-button activated, and does it providevisual indication that a rescue is on the way?

				a	ADA 407.4.9, 308
3.0 ADA - Public Restrooms		Yes	No	Not Applicable	Referenced Standard(s)	Description/Location of Deficiency	Recommended Corrective Action	Quantity	Unit Price	Units	Total Cost
3.1	Is the door hardware on accessible restroom doors operable with one hand and does not require tight grasping, pinching, or twisting of the wrist?			a	ADA 404.2.7
3.2	Do accessible restroom entry doors have a 32" minimum clear width when the door is opened 90 degrees?			a	ADA 404.2.3
3.3	Do public restrooms feature an unobstructed wheelchair turnaround (60” turning diameter)?			a	ADA 306.2.1
3.4	Floor-mounted toilets: Do public restrooms feature at least one toilet compartment or area a minimum of 60"-wide and 59"-deep?			a	ADA 604.8

EBI Consulting	Accessibility Checklist and Costs

LIMITED ACCESSIBILITY COMPLIANCE CHECKLIST AND COSTS
Facility Name: Amazon - Oakley		Legend:
Facility Address:	4000 Wilbur Road Oakley, California	ADA: Americans with Disabilities Design Standards
Property Age: 1 Years		FHA: Fair Housing Accessibility Design Manual

3.5	Wall-mounted toilets: Do public restrooms feature at least one toilet compartment or area a minimum of 60"-wide and 56"-deep?	a	ADA 604.8
3.6	Is the centerline of the toilet 16 inches minimum to 18 inches maximum from the side wall or partition?	a	ADA 604.2
3.7	Is the height of the toilet seat 17 inches minimum to 19 inches maximum above finish floor?	a	ADA 604.4
3.8	Do sink/toilet handles appear to be operable with one hand without grasping, pinching or twisting?	a	ADA 606.4
3.9	Do the sinks appear to be provided with clearance for a wheelchair to roll under (minimum 27” clearance)?	a	ADA 606.2, 606.3
3.10	Is the height of the lavatory rim or counter 34 high maximum above the finished floor?	a	ADA 606.3

3.11	Are water supply, drain, and primer pipes, as well as sharp or abrasive surfaces under lavatories insulated or otherwise shielded to protect against contact?	a	ADEA 606.5
3.12	Do soap dispensers, towel dispensers and other accessories that are not over an obstruction (i.e., a sink) mounted no higher than 48" above the floor?	a	ADA 308.2
3.13	Are mirrors that are located above lavatories or countertops installed with the bottom edge of the reflecting surface 40 inches maximum above finish floor?	a	ADA 603.3
3.14	Are compliant toilet grab bars provided in toilet rooms (minimum 36" rear and 42" side)?	a	ADA 604.5
			Total Estimated Cost of Handicapped-Accessibility Compliance Recomme	ndations:	$0

EBI Consulting	Accessibility Checklist and Costs

Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

7.0BUILDING SYSTEMS

7.1PLUMBING

DESCRIPTION

Domestic water service to the building consists of a two inch diameter water line which enters at the north side from under the slab. Domestic water pressure, at the Subject Property, is provided by the incoming municipal service.  Domestic water pressure booster pumps are not required or provided.

The observed supply domestic water piping is copper.  Sanitary sewer drain and vent lines were observed as no-hub cast iron piping.

Backflow devices are furnished for the potable water and fire sprinkler systems at the site.  The backflow preventers are located outside the building in landscaped areas in front of the building.

A main gas meter and two inch service is located on the south side of the property supplies natural gas throughout the property. Welded and threaded black iron pipe is used for main gas piping throughout the Subject Property. Service lines from the main line are yellow coated stainless steel with flexible lines to the heating equipment.

Domestic hot water is provided by one 199,000-BTUH A.O. Smith gas-fired hot water heater above each restroom in the office area and in the warehouse.

The Subject Property domestic hot water systems are reported as follows:

SUBJECT PROPERTY DOMESTIC WATER HEATERS

MANUFACTURER	FUEL TYPE	CAPACITY	APPROX. AGE	LOCATION
AO Smith	electric	40-gallon	0	On platform above restrooms
AO Smith	electric	40-gallon	0	On platform above restrooms
AO Smith	electric	40-gallon	0	On platform above restrooms

Domestic hot water circulating pumps are not required.

The plumbing fixtures are vitreous china and cast iron with chrome fittings. The building restrooms contain Kohler 1.6 gallons-per-flush (GPF) vitreous china wall-mounted water closets with automatic flush valves. The buildings contain Kohler 1.0 GPF vitreous china urinals with Sloan automatic flush valves. The vitreous china lavatories are under-countertop types with automatic faucets. A janitor’s closet containing a floor-mounted mop sink is located in the office area adjacent to the restrooms. The building contains stainless steel drinking fountains adjacent to the office area restrooms.

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Typical plumbing fixture	Typical plumbing fixture

Typical plumbing fixture	Typical plumbing fixture

Domestic water service with backflow and meter in yard box	Fire sprinkler service backflow detector-check assembly

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

OBSERVATIONS

The restroom fixtures were installed new in 2020  They are in good condition and in working order.

The water heaters were installed new in 2020 and are in good condition.  Replacement is not anticipated during the assessment term.

During the survey, all of the water heaters had temperature pressure relief (TPR) valves with copper drain lines to indirect drains.

The California Building Code states that properties subject to seismic activity require a minimum of two sets of seismic straps securing each water heater. Seismic straps were observed.

The Subject Property domestic water piping appears to be in good condition, with no reported problems noted.

The Subject Property domestic water piping appears to be in good condition.

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	None

Please see Table 1 for the recommended Short Term Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below:

•	None

7.2HVAC

DESCRIPTION

The building office areas are heated and cooled by seven gas/heating/electric cooling single-package rooftop units of 2-ton, 4-ton, 5-ton, 6-ton, 7-ton and 12-ton cooling capacity, manufactured by Carrier.  In addition, the office area server rooms have two Carrier 3-ton split-system air conditioning systems with rooftop outdoor condensing units and indoor fan coils.

The warehouse areas are not mechanically cooled, however they have eight gas-fired make-up air rooftop furnace units for heating.

The HVAC equipment was installed new in 2020.   The HVAC equipment consists of the primary components listed in the table below:

HVAC COMPONENTS

AREA SERVED	NO. OF UNITS	MFR., MODEL #	TONS OR BTUS	TYPE OF EQUIPMENT	AGE (YEARS)
Office Areas	2	Carrier, 48HCDD14A2A6A	12-tons	Packaged gas/electric rooftop units	1
HVAC COMPONENTS

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

AREA SERVED	NO. OF UNITS	MFR., MODEL #	TONS OR BTUS	TYPE OF EQUIPMENT	AGE (YEARS)
Office Areas	1	Carrier, 48HCDD08A2A6	7-tons	Packaged gas/electric rooftop units	1
Office Areas	1	Carrier, 48HCDD07A2A6	6-tons	Packaged gas/electric rooftop units	1
Office Areas	1	Carrier, 48GCLM06A1A6A	5-tons	Packaged gas/electric rooftop units	1
Office Areas	1	Carrier, 48GCLM05A1A6A	4-tons	Packaged gas/electric rooftop units	1
Office Areas	1	Carrier, 48VLNE2404030TP	2-tons	Packaged gas/electric rooftop units	1
Office Areas	1	Carrier, 38MAQB36R-3	3-tons	Split-system air conditioning system	1
Warehouse	8	FloAire, F4-D1000-30D	453,600-Btuh, 10.000-CFM	Make-up air unit, gas-fired	1

The HVAC rooftop units and split-systems were all installed new in 2020 and use R-410A refrigerant, which is not subject to phase-out of production or use.

Supply and return air is provided through round, flexible and rectangular sheet metal ductwork above the suspended ceilings.

Temperature control for each space is provided by a wall-mounted digital thermostat.

MISCELLANEOUS MECHANICAL EQUIPMENT

The Subject Property building is furnished with gravity ventilation and exhaust fans of various sizes ranging in capacity from 200 to 4,000 CFM.

Overview of rooftop HVAC equipment	Overview of rooftop HVAC equipment

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Two Carrier 3-ton split-system air conditioning system rooftop condensing units	One of two Carrier 12-ton gas/electric rooftop units

One of two Carrier 12-ton gas/electric rooftop units	One Carrier 6-ton gas/electric rooftop unit

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

One Carrier 5-ton gas/electric rooftop unit	One Carrier 4-ton gas/electric rooftop unit

One Carrier 7-ton gas/electric rooftop unit	One Carrier 2-ton gas/electric rooftop unit

One of eight FloAire 453,600-Btuh, 10,000-CFM rooftop make-up air gas-fired furnace units serving the warehouse areas	Typical rooftop exhaust fan

OBSERVATIONS

Discussions with the owner’s representative indicate that, according to the Subject Property lease terms, the tenant is responsible for HVAC repairs and replacement.  The HVAC equipment is less than 1 year old, is in good condition, has a typical useful service life of 20 years and is not anticipated to require replacement during the assessment term.

The ductwork appears to be in good condition and no further recommendations are made.

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	None

Please see Table 1 for the recommended Short Term Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below:

•	None

7.3ELECTRICAL

DESCRIPTION

Electrical service is provided by underground primary feeders to one pad-mounted utility owned transformer.  Secondary feeders run through a bus duct from the transformer through the exterior building wall to the buildings’ main switchboard and its main distribution panels located in the main electrical room at the northwest corner of the building.

The main switchboard is rated for 4,000-Amp, 480Y/277-Volt, 3-phase, 4-wire service.  Power is distributed from the main distribution panels to breaker panels and motor controls distributed throughout the building along the inside of the exterior walls.

The observed services are protected by circuit breakers. Beyond standard ground rods or grounded connections to major piping systems, additional lightning protection was not observed. The Subject Property has dry-type, step-down transformers that reduce the higher service voltage of 480/277-Volts down to 120/240-Volts for smaller scale equipment, appliances, wall receptacles and various lighting fixtures.

The electrical equipment is made by General Electric and was installed in 2020.

The Subject Property reportedly has copper branch wiring and copper feeder cables. Standard electrical devices, switches, and fixtures consistent with the Subject Property use type were also observed through the building. Aluminum branch wiring was not reported to or observed by EBI during the site assessment. GFCI fixtures were observed during the survey in the restrooms and other areas where required.

SUBJECT PROPERTY ELECTRICAL SYSTEM
BUILDING	SERVICE	PHASE WIRE	VOLT	TYPE
Building #1	4,000-AMP	3-Phase, 4-Wire	480Y/277	Switchboard

A stand-by or emergency generator is not provided.

An energy management system is not provided for controlling the HVAC systems and lighting, however Acuity Control nLight control panels are provided to control lighting systems.

Major on-site low voltage systems, which are owned and maintained by the tenant, include: telephone and Internet service by AT&T, security, clock, security camera, intercom, UPS and electronic door access.

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Lighting in the office areas is primarily from LED fixtures. The fixtures typically are two feet by four feet or two feet by two feet with two to four LED lamps. The open plan space partitioning systems have power and low voltage conductors that run through the bases of the panels. These conductors are reportedly owned and maintained by the tenant. Special overhead power drops are located throughout the front quarter of the warehouse AREAS.  The power drops are reportedly owned and maintained by the tenant.

Typical interior office area lighting	Typical interior warehouse area lighting

Typical warehouse area lighting	General Electric 4,000-Amp main switchboard

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Pad-mounted electrical service transformer	Communications systems in main electrical room

OBSERVATIONS

There were no reported or observed problems with the electrical system sizes or capacities. This utility appears to be configured and operated in a manner consistent with its intended use, and adequate for the use type. Discussions with the owner’s representative indicate that, according to the Subject Property lease terms, the tenant is responsible for interior electric repairs and replacement.

Management reported that an infrared (IR) survey of the building electrical components has not yet been conducted since the systems are new.  Based on the reported age, Replacement Reserves are recommended for IR surveys during the assessment term.

Infrared (IR) surveys are done by either electricians or testing firms specializing in this work using an infrared camera (thermal imaging) to detect relative “hot spots” in switchgear panels and breaker panels. The “hot spots” indicate higher resistance in wires, normally at connection points, and thus indicate areas that may not have proper connections between wires and termination points. The normal course of action if a “hot spot” is detected is to check the torque on the screws/bolts that hold the wire to the panel connection, as well as clean off any oxidation on the wire. Once a firm completes their survey, they typically affix inspection tags to the switchgear and breaker panels, noting the firm name and the date of testing, as well as supplying a written report to the property owner documenting their findings and the corrective action taken.

The main switchboard has a tag indicating that Ground Fault testing was performed on 8/18/20.  Replacement Reserves are recommended for ground fault testing every 5 years during the assessment term.

GFCI receptacles were observed where required.

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	None

Please see Table 1 for the recommended Short Term Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below:

•	Perform IR survey (low-rise)
•	Perform Ground Fault testing

7.4BUILDING & SITE FIRE & LIFE SAFETY

DESCRIPTION

The fire sprinkler water service is supplied to the building underground through a Schedule 40 steel ten (10)-inch service main equipped with a Febco detector-check backflow assembly located near the front of the building.  The main runs underground to the fire pump room in the northwest corner of the building.  The 10” main feeds a 10” manifold with five 4” risers that distribute to sprinkler systems throughout the building and an 8” line that feeds the diesel engine driven fire pump.  Fire sprinkler piping in the building is schedule 40 black steel with Victaulic fitting.

The fire sprinkler systems are provided with an Aurora Pentaire 6-481-15B Clark diesel engine driven 1-stage, split-case fire pump with a 167.8 BHP diesel engine, rated to provide 2,000-GPM at 100-PSI.

Based on the fire riser data placard, the fire sprinkler systems have a typical design density rating of 0.20-GPM over a 1,500-SF area, with 16 sprinkler heads, a 1,709.49-GPM flow with a residual pressure at the base of the riser of 91.26 PSI.

Observed fire and life safety systems serving the building include an Edward iO Series multiple-zone, addressable fire alarm control panel (FACP) that has a communicator panel reportedly tying the system to a 24-hour monitoring service.

The Subject Property also has hardwired smoke and heat rise detectors with battery-backup, alarm pull stations at entrances to egress stairways and building entrances, illuminated exit lights with battery-backup along exit paths, emergency battery lighting units, audible-visual alarm devices throughout, including in restrooms,  portable fire extinguishers throughout the office areas and warehouse area.

A Fire Department Knox box is provided at the entrance for emergency access.

Fire department connection are located on the exterior of the building outside the fire pump room and on risers near the roadway in front of the building.

The Subject Property is equipped with an automated emergency defibrillator (AED) in the office area near the front entrance.

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Fire hydrants are provided on-site providing adequate coverage.

Fire sprinkler water service backflow assembly	Fire sprinkler water service manifold and five risers located in the fire pump room

Fire pump	Edwards fire alarm control panel in fire pump room

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Fire department connections and Knox Box on the building exterior	Typical portable fire extinguisher

OBSERVATIONS

The fire sprinkler water service lines were noted and reported to be in good condition. The backflow preventers appear to be serviceable and were last tested in August, 2020.

There were no reported or observed problems with the life safety system or configuration.  The fire alarm control panel, alarm system, sprinkler systems and fire pump are reportedly tested annually, were last tested in August, 2020 for both the annual and 5-Year inspection and test date for the new fire sprinkler, fire pump and fire alarm systems.  NFPA 25, the standard that sets the inspection, testing and maintenance requirements for sprinkler systems, is used fairly universally across the U.S. Some municipalities also add their own requirements. As part of the standard, sprinkler systems are to be service tested every 5 years.

The fire alarm control panel was installed new in 2020.  Based on its reported age, current condition, and expected useful life of approximately 20 to 25 years, replacement of the fire alarm control panel is not anticipated during the assessment term.

The fire pump was installed new in 2020.  Based on its reported age, current condition, and expected useful life of approximately 30 to 35 years, replacement of the fire pump is not anticipated during the assessment term.

The portable fire extinguishers are reportedly inspected annually, were last inspected in September, 2020, and appear to be in good serviceable condition.

The U.S. Consumer Product Safety Commission has recalled approximately 35 million sprinkler heads manufactured by Central Sprinkler Co. A complete list of the recalled sprinklers can be found at http://www.sprinklerreplacement.com or by calling (866) 505-8553. The recall involves mostly “wet” sprinkler heads manufactured from 1989-2000, and “dry” sprinkler heads manufactured from the mid-1970s to 2001. Central brand sprinkler heads are located at the Subject Property but are not of the model types subject to recall. No recalled heads were reported or observed to be at the property.

The emergency exit doors and panic hardware appear to be in serviceable condition. The doors swing-open into the direction of emergency egress.

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Illuminated exit signs are located at the entry doors to the emergency exits and appear to be in serviceable condition. The exit signs are recommended for annual inspection, and inoperative lamps replaced as required as part of routine maintenance operations.

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	None

Please see Table 1 for the recommended Short Term Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below:

•	None

7.5ELEVATORS AND CONVEYING SYSTEMS

DESCRIPTION

The Subject Property has no elevators.

OBSERVATIONS Not applicable.

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	None

Please see Table 1 for the recommended Short Term Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below:

•	None

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

8.0 MUNICIPAL RESEARCH

A number of sources were contacted during the preparation of this Report. The following individuals were interviewed, and state, county or local municipal departments consulted. Documentation applicable to the Subject Property in those departments was requested and reviewed when and where available and/or reasonably ascertainable. Individuals listed without phone numbers were contacted in person or by e-mail.

		MUNICIPAL REF	ERENCES
RESOURCE	CONTACT	INFORMATION PROVIDED	PHONE OR WEB	DATE
City of Oakley Building Division	online	Permits, Certificates of Occupancy	925.625.7005	10/12/20
City of Oakley Planning Department	online	Zoning Information	925.625.7000	10/12/20
City of Oakley Code Enforcement Division	online	Code compliance & violations	925.625.7000	10/12/20
Contra Costa County Assessor’s Office	online	Property ownership & size information		10/12/20
EAST Contra Costa County Fire Protection District, Station 93	online	Fire history & code violations	925.625.9276	10/12/20

8.1 MUNICIPAL INFORMATION & ZONING

MUNICIPAL INFORMATION

Readily available, reasonably ascertainable and publicly viewable municipal records at the City of Oakley and Contra Costa County were reviewed at the on-line.

According to information provided by the Building Department, the subject building is newly constructed and a Certificate of Occupancy has not yet been issued.

ZONING

The municipal zoning office personnel were consulted, the zoning office files were reviewed, and/or the zoning ordinance was reviewed to determine the zoning of the Subject Property. According to the information provided, the Subject Property is currently located within an SP-3, Pending district and appears to be a conforming use.

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

Zoning Map

8.2BUILDING & PLANNING DEPARTMENT

DESCRIPTION

The municipal Building and Planning Departments were consulted for open material violations, and to obtain, readily available, reasonably ascertainable and publicly viewable documents regarding the Subject Property.

CONCLUSION

This municipality provides responses to file inquiries for research purposes. The response time varies on municipal workload. EBI has submitted an inquiry for potential outstanding violations on file for the Subject Property. No response has been received as of this Report. If a response showing a material violation is

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

provided to EBI, EBI will forward that notice under separate cover. If no response is received or no material violations are noted, our Report will not be modified.

RECOMMENDED ACTION ITEMS

Please see Table 1 for the recommended Action Items listed below:

• None

8.3FIRE DEPARTMENT

DESCRIPTION

The local fire department was consulted for open material violations.

CONCLUSION

This municipality provides responses to file inquiries for research purposes. The response time varies on municipal workload. EBI has submitted an inquiry for potential outstanding violations on file for the Subject Property. No response has been received as of this Report. If a response showing a material violation is provided to EBI, EBI will forward that notice under separate cover. If no response is received or no material violations are noted, EBI’s Report will not be modified.

RECOMMENDED ACTION ITEMS

Please see Table 1 for the recommended Action Items listed below:

• None

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

9.0 HAZARDS

9.1NATURAL HAZARDS

DESCRIPTIONS

9.1.1Seismic

Chapter 16 of the 1997 edition of the Uniform Building Code (UBC) was reviewed to determine the Seismic Zone of the Subject Property. Chapter 16 includes calculations for and mapping of earthquake (seismic) loads on structures. Figure 16-2, Seismic Zone Map of the United States delineates differing ratings of seismic load and shows the United States having seismic Zones ranging from 0 to 4. These ratings indicate the severity of how horizontal ground motion and sub-surface soil types affect a structure.

9.1.2Flood Zone

The Federal Emergency Management Agency (FEMA) maps and rates flood hazard zones throughout the United States. These zones are depicted on a Flood Insurance Rate Map (FIRM), designated by Community Map and Panel numbers. The flood hazard zones range from Zone A or AE (A1 – A130), with Base Flood Elevations (BFE) determined, to Zone X, unshaded areas outside the 500-year floodplain. EBI utilizes CoreLogic’s FloodInsights mapping system, which searches the FEMA FIRM map and panel, to obtain the Flood Zone Determination of the Subject Property.

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

9.1.3Wind Zone

FEMA maps and rates wind hazard zones, Special Wind Regions and Hurricane-Susceptible Regions throughout the United States.

CONCLUSIONS

9.1.1Seismic

According to Figure 16-2 in the UBC, the Subject Property appears to be located in Zone 4, with a high probability of damaging ground motion.

9.1.2Flood Zone

The Subject Property Flood Zone Determination appears to be Zone X, defined as an area outside the 100- and 500-year floodplains, as shown on First American Flood Data Services’ Flood Hazard Certification, Community Map #060766, Panel #0144G, dated September 30, 2015.

9.1.3Wind Zone

Based on FEMA’s Map of Wind Zones in the United States, the Subject Property appears to be located in Zone I, up to 130 mph winds. The Subject Property appears to not be located in a Hurricane Susceptible or a Special Wind Region.

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Acquisition Property Condition Report	Amazon - Oakley
EBI Project #1320000381	4000 Wilbur Avenue, Oakley, California

9.2SUSPECT MOLD AND MOISTURE

Interior areas of the Subject Property buildings to which access was provided, and in which building elements were readily observable, were reviewed for the presence of moisture and visible or olfactory evidence of microbial development (suspect mold). No observations were conducted within concealed locations (construction elements behind wall and ceiling finishes, and other building components, etc.). No sampling or testing was performed to confirm the presence of invisible airborne microbial elements. In addition to EBI’s observation efforts, property personnel did not indicate the presence of moisture or suspect mold during the survey, or in EBI’s Pre-Survey Questionnaire.

Representative Subject Property observations and interviews revealed no obvious visual or olfactory indications of the presence of active moisture or suspect mold activity. No recommendations concerning moisture or mold are made at this time.

RECOMMENDATIONS

Please see Table 1 for the recommended Immediate Repairs listed below:

•	None

Please see Table 2 for the recommended Replacement Reserves listed below:

•	None

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Acquisition Property Condition Report	Amazon - Oakley
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10.0 REFERENCES

10.1CONTACTS

DESCRIPTION

A number of sources were contacted during the preparation of this Report. The following individuals were interviewed for information concerning the Subject Property.   Documentation applicable to the Subject Property was requested and reviewed when and where available and/or reasonably ascertainable. Individuals listed without phone numbers were contacted in person or by e-mail.

		REFERENCES
RESOURCE	CONTACT	INFORMATION PROVIDED	PHONE OR WEB	DATE
Client Project Manager, ROX Financial	Terrance Sinnott	Property/lease information	917.892.4907	10/13/20
Project Manager, NorthPoint Development	Joel Schrenk	HVAC service contractor, capital expenditures, rent roll	636.293.4679	10/13/20

10.2PERTINENT INFORMATION PROVIDED OR OBTAINED

EBI's Pre-Survey Questionnaire was forwarded to the designated property contact. The information requested in the questionnaire assists in EBI’s research of the property to obtain pertinent property data; discover existing physical deficiencies, chronic problems, the extent of repairs, if any, and their costs; and pending repairs and improvements. The Pre-Survey Questionnaire was completed and returned.

The following information was provided and reviewed on a cursory basis as background information of this report:

EXHIBITS RECEIVED AND REVIEWED	YES	NO	DESCRIPTION/C OMMENTS
1. A.L.T.A. Survey		X	Lot size, zoning, and number of parking spaces confirmed.
2. Legal Description of the Property		X	Tax assessor property data.
3. Location Maps	X		Obtained by EBI.
4. Project Specifications		X	Not provided
5. Soils Report		X	Not provided
6. Local Building Code Compliance		X	Request submitted by EBI
7. Date of Permits and Cert. of Occupancy for Each Building		X	Request submitted by EBI
8. Building Plans:
a. Architectural		X	Not provided

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b. Structural	X	Not provided
c. Mechanical	X	Not provided
d. Electrical	X	Not provided
e. Plumbing	X	Not provided
9. Owner’s Repair List and Cost Breakdown	X	Not provided
10. Other

10.3 SUBJECT PROPERTY DRAWINGS REVIEWED

DESCRIPTION

The following table lists the drawings provided or obtained for review. From a cursory review of the drawings, general information was gleaned regarding the Subject Property. Further review or analysis of additional drawings may be warranted during your due diligence period, as an in-depth review and analysis of the drawings is beyond this scope of work.

SUBJECT PROPERTY DRAWINGS REVIEWED
DRAWING #	DATE	DRAWING DISCIPLINE	ARCHITECT/ ENGINEER FIRM NAME	COMMENTS
Not Provided.

66

APPENDIX A - FIGURES, DRAWINGS AND PLANS

Date: 9/24/2020

Figure 1: Site Location Map

AMAZON - OAKLEY 6200 BRIDGEHEAD ROAD
OAKLEY, CA 94561
PN: 1320000381

Date: 9/24/2020

Figure 2 - Topographic Map

AMAZON - OAKLEY 6200 BRIDGEHEAD ROAD
OAKLEY, CA 94561
PN: 1320000381

FloodInsights Report For:

6200 BRIDGEHEAD ROAD, Oakley CA 94561

38.014239/-121.750680

Geocoding Accuracy: MP

Original Input Address: 6200 BRIDGEHEAD ROAD, Oakley CA 94561

Flood Zone Determinations

SFHA	Within 250 feet of multiple flood zones?
Out Map Number 06013C0144G	No
Community	Community_Name	Zone	Panel	Panel_DateCobra
060766	OAKLEY, CITY OF	X	0144G	September 30, 2015 COBRA_OUT
FIPS Code	Census Tract
06013	06013302006

This Report is for the sole benefit of the Customer that ordered and paid for the Report and is based on the property information provided by that Customer. That Customer's use of this Report is subject to the terms agreed to by that Customer when accessing this product. No third party is authorized to use or rely on this Report for any purpose. THE SELLER OF THIS REPORT MAKES NO REPRESENTATIONS OR WARRANTIES TO ANY PARTY CONCERNING THE CONTENT, ACCURACY OR COMPLETENESS OF THIS REPORT, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. The seller of this Report shall not have any liability to any third party for any use or misuse of this Report. 9/24/2020

APPENDIX B - OTHER RELEVANT DOCUMENTS

APPENDIX C - PROFESSIONAL QUALIFICATIONS

DAVID A. CANDY, P.E.	Resume
SENIOR ENGINEER

YEARS EXPERIENCE:  40

TECHNICAL SPECIALTIES

•	Property Condition Assessment
•	Construction Management
•	Facilities Engineering

EDUCATION

•	Bachelor of Science- Aerospace Engineering- 1970

California State University – Pomona; Pomona, California

REGISTRATIONS

•	Professional Engineer – California M19579
•	General Building Contractor – California B327573

PROFESSIONAL EXPERIENCE

Mr. Candy is currently employed by EBI as a Property Condition Assessment Senior Engineer specializes in performing engineering and architectural property condition assessments.  Mr. Candy has over 40 years of professional engineering experience in the administration, design and provision of construction services for all types of construction and engineering projects.  Mr. Candy has served public and private sector clients performing property condition assessments, design engineering and building construction services.

David A. Candy, P.E.	Page 1

REPRESENTATIVE PROJECT EXPERIENCE

•	Property Condition Assessments (PCA)

Performed PCAs and report production in accordance with ASTM standards for forty years assessing the comprehensive physical condition and expected useful life of all building and site elements, with additional specialization in evaluation of mechanical systems, electrical systems, plumbing systems, fire & life safety systems and vertical transportation systems.  PCAs included recommendations of remedial action and associated budget estimates using both a long and short term basis.

•	Engineering Design

Performed professional engineering design of major buildings and building systems for the full range of building types, both new construction and renovations.  Projects included heavy industrial facilities, commercial buildings including high-rises, retail centers, regional malls, high-school, college and university buildings, hospitals, hotels, municipal buildings and service facilities, airport structures, Federal facilities, Department of Defense military bases nationwide and overseas, entertainment centers, theatres and performing arts centers, research and testing laboratories, multi-family residential complexes.

•	Energy Conservation Engineering Design

Nationwide reputation specialized in performing professional engineering analysis of all public and private sector building and facility types to determine cost effective energy upgrading strategies and managed implementation of the projects to achieve projected savings.  Expert in the field of energy engineering with extensive experience working with utilities, municipal governments and Federal agencies executing energy savings upgrading and performance contracting at public sector facilities.

•	Construction and Construction Management

Licensed general building contractor with over 35 years experience in construction and construction management of public and private sector buildings of all types including competitive bid & spec and turn-key design/build projects.

PROFESSIONAL HISTORY

Pacific Western Company

Consulting Professional Engineer, C.E.O

1998 – 2007 & 2009-Present –

Sr. Vice-President – Technical Services

2007 - 2009 – Energy Innovation Group, LLC

Director of Engineering

1994 - 1998 – ERI Services/Noresco Division of Equitable Resources

Director of Engineering

1991 - 1994 – A. Epstein & Sons

David A. Candy, P.E.	Page 2

Consulting Engineer and General Contractor

1979 - 1991 – D. A. Candy Engineering & Construction Company (Pacific Western Company)

Facilities Engineering Department Manager

1974 - 1979 – General Dynamics

Project Engineer/Facility Engineering Supervisor

1968 - 1974 – Sunkist Lemon Products Division

•	Pacific Western Company	2007 - 2010
Chief Executive Officer

•	Energy Innovation Group, LLC (Equity Partner w/PWC)	2007 - 2010
Senior VP – Technical Services

•	Pacific Western Company	1998 - 2007
Chief Executive Officer

•	ERI Services/Noresco - Division of Equitable Resources	1994 - 1998
National Director of Engineering

•	A. Epstein & Sons	1991- 1994
Director of Engineering

•	Pacific Western Company	1979- 1991
Chief Executive Office

•	General Dynamics	1974- 1979
Supervisor of Facilities Engineering

•	Sunkist Lemon Products	1968- 1974
Chief Facilities Engineer

David A. Candy, P.E.	Page 3

Dennis L. Davis
Senior Program Manager
6607 S New Haven Avenue
Tulsa, Oklahoma 74136
Office/Mobile: 918.924.1642

SUMMARY OF EXPERIENCE

Mr. Davis has in excess of 37 years experience in real estate development and due diligence. He has performed a wide range of inspections including Physical Needs Assessments per Fannie Mae, Freddie Mac & HUD protocols, Property Condition Assessments to ASTM and custom protocols and Property Condition Equity Evaluations for acquisition. In addition, he has performed and managed a variety of detailed engineering investigations including infra-red roof studies, façade investigations, structural studies, MEP and fire and life safety studies. In total over the past ten years, Mr. Davis has performed more than 500 site surveys and detailed investigations and directed more than 7,500 due diligence assessments for clients.

As senior technical lead on over 50 portfolios, both nationwide and international, he has  worked closely with clients to provide timely analysis and critical insight as they make their business decisions on each project. With portfolios ranging in size from 20 locations to over 600 sites, and property types including hospitality, restaurant, retail, office, industrial, and skilled nursing, Mr. Davis has successfully provided progress information on issues and each portfolio was completed on or ahead of schedule.

Mr. Davis’ background includes managing design, construction, and engineering projects in over twenty states and five provinces in Canada. His experience as a consultant, owner’s representative, contractor and code official brings a unique perspective to each project.

RELEVANT PROJECT EXPERIENCE

Projects on which Mr. Davis has been involved include Assessments for:

•	The World Trade Center, Long Beach, California
•	Anaheim Garden Walk Mall, Anaheim, California
•	Boca Raton Resort and Corporate Center, Boca Raton, Florida
•	Inter-Continental Hotel, New Orleans, Louisiana
•	Bethesda Hotel & Conference Center, Bethesda, Maryland
•	Westin Resort Properties, Puerto Vallarta, Mexico
•	The Cosmopolitan, Las Vegas, Nevada (2,900 room resort)
•	University Mall, North Carolina (BOMA Lease Study)
•	900 North Michigan Avenue, Chicago, IL (Constrcution Monitoring)
•	Numerous large-scale retail, office, multi-family residential, hospitality, healthcare and other commercial facilities

Dennis L. Davis
Senior Program Manager
6607 S New Haven Avenue
Tulsa, Oklahoma 74136
Office/Mobile: 918.924.1642

Several large property portfolios, including:

•	8 hospitality property portfolios (ea. 75 to 600 sites)
•	10 retail/office/industrial property portfolios (ea. 100 to 335 sites)
•	3 restaurant property portfolios (ea. 150 to 530 sites)
•	7 assisted living, skilled nursing, and full nursing home property portfolios (ea. 50 to 140 sites)

• Miscellaneous portfolios including gas service station, self-storage, resort, manufactured home and other portfolios in the US and Canada (ea. 25 to 125 sites)

EDUCATION

Bachelor of Science in Building Sciences, Rensselaer Polytechnic Institute, Troy, NY (1976) Graduate Coursework, Architectural Design – Drexel University, Philadelphia, PA (1980)

Dennis L. Davis
Senior Program Manager
6607 S New Haven Avenue
Tulsa, Oklahoma 74136
Office/Mobile: 918.924.1642

SUMMARY OF EXPERIENCE

Business Development and Account Manager for a plethora of institutions, lenders and owners including insurance, private equity, portfolio/CMBS lenders, reits and high net wort worth families/individuals.

RELEVANT PROJECT EXPERIENCE

IVI International, VP Due Diligence – Construction Consulting, Environmental and Building Inspections, and Energy Benchmarking

Tradition Energy, VP – Energy Management Solutions

Joseph Hilton & Associates, Accountant – Commercial Real Estate Leasing, Construction and Property Management

EDUCATION

Farleigh Dickinson University, Florham Park, NJ – MBA, International Business

University of Massachusetts, Amherst, MA – BBA, Accounting

PROFESSIONAL AFFILIATIONS

Urban Land Institute, Westchester/Fairfield Chapter – Exectutive Board Member

Mortgage Bankers Association of NY, Exectutive Board Member – Chair of Programming Committee

PROFESSIONAL REGISTRATIONS

Association of Energy Engineers – Carbon Reduction Manager

PUBLICATIONS

NY REAL ESTATE JOURNAL, MARCH 23, 210 – “COMMERCIAL R.E. PROFESSIONALS CAN REAP

NUMEROUS REWARDS BY COMMISSIONING A CARBON FOOTPRINT STUDY”

SCOTSMAN GUIDE, MARCH 2010 – “THE DIFFERENCE ONE FOOTPRINT CAN MAKE”